Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

BY AND BETWEEN

COUNTRYWIDE HOME LOANS, INC., a New York corporation

AS SELLER

AND

DTS, Inc., a Delaware corporation,

AS BUYER

RELATING TO

5220 Las Virgenes Road

Calabasas, California

DATED AS OF

August 28, 2008

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of August 28, 2008 by and between COUNTRYWIDE HOME LOANS, INC., a New York corporation (“Seller”) and DTS, Inc., a Delaware corporation (“Buyer”).

Buyer and Seller hereby agree as follows:

1.             Definitions:  For the purposes of this Agreement the following terms will be defined as follows:

(a)           “Actual Knowledge of Seller”:  Actual Knowledge of Seller means and is limited to the actual knowledge of John O’Brien (“O’Brien”) EVP, Facilities Operations without having conducted or being under any obligation to conduct any independent inquiry or inspection.  If at any time after the Effective Date and before the Close of Escrow O’Brien is no longer employed by Seller, then “Actual Knowledge of Seller” shall thereafter mean and be limited to the actual knowledge of the person with the most knowledge about the Property who is then employed by Seller.

(b)           “Bill of Sale”:  Shall have the meaning given thereto in Section 18 hereof.

(c)           “Broker”:  The Seller’s Broker is Madison Partners and the Buyer’s Broker is Cresa Partners.

(d)           Intentionally deleted.

(e)           “Closing Date”:  The Closing Date is the date which is thirty (30) days after the end of the Due Diligence Period and is the last date on which the Closing/Close of Escrow can occur, subject to extension only as expressly provided for in this Agreement.  As soon as practical after the receipt of this Agreement fully executed by Seller and Buyer, Escrow Holder is hereby instructed to ascertain the Closing Date and confirm the same pursuant to a writing signed by Seller and Buyer.

(f)            “Closing” and “Close of Escrow”:  Closing and Close of Escrow are terms used interchangeably in this Agreement.  The Closing or the Close of Escrow will be deemed to have occurred, on that date when the Grant Deed (as defined below) is recorded in the official records of the county in which the Property is located.

(g)           “Deposit”:  The Deposit will be $500,000.00 and will be placed into escrow on the Opening of Escrow as defined in Section 4.

(h)           “Due Diligence Period”:  The Due Diligence Period is the forty (40) day period starting on the Effective Date during which Buyer must complete its due diligence as described in Section 9.

(i)            “Effective Date”:  The Effective Date is the date on which this Agreement is fully executed and delivered by Seller and Buyer.  As soon as practical after the receipt of this Agreement fully executed by Seller and Buyer, Escrow Holder is hereby instructed to ascertain the Effective Date and confirm the same pursuant to a writing signed by Seller and Buyer..

(j)            “Environmental Audit”:  Shall have the meaning given thereto in Section 19 hereof.

(k)           “Environmental Law”:  Shall have the meaning given thereto in Section 19 hereof.

(l)            Intentionally deleted.

(m)          “Escrow”:  Shall have the meaning given thereto in Section 4 hereof.

(n)           “Escrow Holder”:  The Escrow Holder is Chicago Title, 700 South Flower St., CA 90071 (attn: Mike Slinger).

(o)           “Exhibits”:  Exhibits means the following, each of which is attached hereto and incorporated herein by this reference:

Exhibit A -	Legal Description
Exhibit B -	Form of Deed
Exhibit C -	FIRPTA Affidavit
Exhibit D -	Bill of Sale
Exhibit E -	General Assignment
Exhibit F -	Lease
Exhibit G -	Available Personal Property
Exhibit H -	Form of Owner’s Declaration

(p)           “FIRPTA Affidavit”:  Shall have the meaning given thereto in Section 6 hereof.

(q)           “General Assignment”:  Shall have the meaning given thereto in Section 6.

(r)            “Grant Deed”:  Shall have the meaning given thereto in Section 6 hereof.

(s)           “Hazardous Substance:” Shall have the meaning given thereto in Section 19 hereof.

(T)           “Improvements”:  All improvements and fixtures situated on the Real Property.

(u)           “Notices”:  will be sent as follows to:

Seller:	Countrywide Home Loans, Inc., Attn: Corporate Administration and Real Estate, 31303 Agoura Rd., Mail Stop WLAR-01, Westlake Village, CA 91361, Telephone: (818) 874-8584 Telecopy No.: (818) 707-4987

with a copy to:	Countrywide Home Loans, Inc., Attn: Legal Department/R.E., Mail Stop AC-11
5220 Las Virgenes, Calabasas, CA 91302
Telephone: (818) 871-4808
Telecopy No.: (818) 871-4604

Buyer:	DTS, Inc.
5171 Clareton Drive
Agoura Hills, CA 91301
Attn: General Counsel
Telephone: (818) 706-3525
Telecopy No.: (818) 827-2470

with a copy to:	Greenwald Pauly Foster & Miller
1299 Ocean Avenue, Suite 400
Santa Monica, CA 90401
	Attn:	Richard L. Miller, Esq. and
Christy M. Morcomb, Esq.
Telephone: (310) 451-8001
Telecopy No.: (310) 395-5961

Escrow Holder:	Chicago Title Company
700 South Flower Street, Suite 800
Los Angeles, CA 90071
Attn: Mike Slinger
Telephone: (213) 612-4131
Telecopy No.: (213) 612-4133

(v)           “Opening of Escrow”:  Shall have the meaning given thereto in Section 4 hereof.

(w)          “Permitted Exceptions”:  Shall have the meaning given thereto in Section 7 hereof.

(x)            “Personal Property”:  All of the Available Personal Property (as defined below in Section 18), except for the Buyer Excluded Personal Property (as defined below in Section 18).

(y)           “Property”:  Collectively, (i) the Real Property (together with all easements, rights of way, hereditaments, entitlements (to the extent transferrable) and appurtenances thereto), (ii) the Improvements, and (iii) the Personal Property.

(z)            “Purchase Price”:  The Purchase Price for the Property is Fifteen Million Seven Hundred Thousand Dollars ($15,700,000.00).

(aa)         “Real Property”:  That certain real property located in the County of Los Angeles, State of California and commonly known as 5220 Las Virgenes Road, Calabasas, California and more particularly described in Exhibit A attached hereto.

(bb)         “Seller Party/Parties”:  Shall have the meaning given thereto in Section 10.2 hereof.

(cc)         “Seller’s Representations and Warranties”:  Seller’s express representations and warranties set forth in this Agreement, Seller’s express representations and warranties set forth in the Bill of Sale, and Seller’s implied warranties under the Grant Deed pursuant to Section 1113 of the California Civil Code, all of which are subject to any matters discovered by Buyer during its due diligence investigation of the Property.

(dd)         “Title Company”:  The Title Company is Chicago Title, 700 South Flower St., Los Angeles, CA 90071 (attn: Mike Slinger).

(ee)         “Title Policy”:  Shall have the meaning given thereto in Section 11 hereof.

2.             Purchase and Sale:

2.1           Upon and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the Property.  In consideration of Seller’s sale of the Property to Buyer, Buyer will (a) pay the Purchase Price to Seller pursuant to Section 3 below, and (b) perform all of Buyer’s other obligations hereunder, which will include the various indemnities set forth herein whether or not the Closing occurs hereunder.

2.2           At the time of Closing Seller, as Tenant, and Buyer, as Landlord, shall enter into, execute and deliver a Lease of the Property upon the terms and conditions and in the form of Exhibit F attached hereto and incorporated by reference herein (hereinafter called the “Lease”).

3.             Purchase Price:  The Purchase Price for the Property will be paid as follows:

3.1  Deposit.  Upon the Opening of Escrow (as defined in Section 4), Buyer will deliver to Escrow Holder in cash, by confirmed wire transfer or by certified or cashier’s check collectible in same day funds, the Deposit.  Escrow Holder will invest the Deposit in an interest bearing account and interest will accrue for the account of Buyer, except as otherwise expressly provided in this Agreement, and will be applied against the Purchase Price at Closing. Notwithstanding the foregoing, Escrow Holder shall advise Buyer whether, as of the date of the Opening of Escrow,

Escrow Holder reasonably anticipates that interest on the Deposit will likely exceed any set-up and account maintenance fees charged by Escrow Holder and/or the bank at which such deposits will be deposited.  Except as expressly provided otherwise in this Agreement, the Deposit will become non-refundable on the first day following the end of the Due Diligence Period and will be immediately delivered by Escrow Holder to Seller (without any further instruction by Seller or Buyer to Escrow Holder) unless Buyer terminates provided, however, the Deposit (excluding the Independent Consideration (as defined below)) shall be refundable in the event of a default by Seller (including, without limitation, a failure of closing conditions set forth in Sections 8.1.3 and/or 8.1.4), or termination of the Agreement pursuant to Section 17.  Notwithstanding any other provision herein, no interest will accrue on the Deposit after its delivery to Seller, except as expressly provided above.  If this Agreement terminates due to a default by Seller (including, without limitation, a failure of closing conditions set forth in Sections 8.1.3 and/or 8.1.4) or the provisions set forth in Section 17, then Seller shall wire transfer the Deposit (less the Independent Consideration) to Buyer within five (5) business days after such termination and such obligation shall survive the termination of this Agreement; provided, however, if Seller in good faith disputes the existence of such a default by Seller, then Seller shall give Buyer written notice thereof within five (5) business days after Seller first receives notice from Buyer alleging such default and Seller shall thereafter exercise diligent good faith efforts to resolve such dispute pursuant to the provisions set forth below in Section 26.17, in which event Seller shall not be required to return the Deposit (less the Independent Consideration) to Buyer unless and until either (i) the parties mutually agree in writing thereto, or (ii) the arbitrator awards Buyer with the return of the Deposit or a portion thereof, and in such event, Seller shall thereafter comply with the applicable agreement or award within five (5) business days.

The sum of ONE HUNDRED AND NO ONE-HUNDREDTHS DOLLARS ($100.00) shall be retained from the Deposit by Seller as consideration for Buyer’s right to inspect the Property and for Seller’s execution, delivery, and performance of this Agreement, the sufficiency of which is acknowledged by Seller (the “Independent Consideration”).  The Independent Consideration is in addition to and independent of any consideration or payment provided in this Agreement, is nonrefundable, and shall be retained by Seller notwithstanding any other provision of this Agreement.  In addition, the parties further acknowledge and agree that Independent Consideration includes Buyer’s covenant to obtain a Phase 1 environmental assessment for the Property and a survey of the Property and to provide copies of the same to Seller pursuant to the terms and conditions of this Agreement.

3.2  Cash Balance.  No later than one (1) business day prior to the Closing Date or such earlier time as is required by Escrow Holder or otherwise in order for the Closing to occur by the Closing Date, Buyer will deposit into the Escrow the balance of the Purchase Price in cash, by confirmed wire transfer of funds, or by certified or cashier’s check collectible in same day funds.

4.             Escrow:  Within 5 days after the full execution and delivery of this Agreement, Buyer and Seller will open an escrow (the “Escrow”) with the Escrow Holder by delivering to Escrow Holder a fully executed copy of this Agreement (the “Opening of Escrow”).  The purchase and sale of the Property will be completed through the Escrow.  Buyer and Seller agree to execute any additional instructions reasonably required by the Escrow Holder.  If there is a conflict between any printed escrow instructions and this Agreement, the terms of this Agreement will govern.

5.             Cancellation Fees and Expenses:  If the Closing does not occur at the time and in the manner provided in this Agreement because of the default of one of the parties, the non-defaulting party has the right to cancel the Escrow by written notice to the defaulting party and to the Escrow Holder.  All costs of cancellation, if any, will be paid by the defaulting party subject to section 24.1.  In addition, in the event of a default by Seller which results in a termination of this Agreement, Buyer will be entitled to a return of the Deposit together with all interest accrued thereon while the Deposit was held in Escrow pursuant to the provisions set forth in Section 3.1.  At any time before or on the last day of the Due Diligence Period, the Buyer may give the Seller written notice (the “Termination Notice”) that Buyer does not wish to acquire the Property, in which event this Agreement will terminate.  If the Purchaser gives a Termination Notice before or on the last day of the Due Diligence Period, this Agreement shall terminate, all the Deposit and accrued interest (less the Independent Consideration) will promptly be returned to the Buyer, and neither the Buyer nor Seller will have any further obligations or liabilities in connection with this Agreement.  The Independent Consideration shall be paid to Seller.  The Buyer’s decision as to whether to give the Termination Notice may be made for any reason or no reason and in its sole, absolute and unreviewable discretion.

6.             Deliveries to Escrow Holder:

6.1           By Seller.  On or prior to the Closing Date, Seller will deliver or cause to be delivered to Escrow Holder the following items:

(a)           A Grant Deed (“Grant Deed”), in the form attached to this Agreement as Exhibit B, duly executed and acknowledged by Seller and in recordable form, conveying the Property to Buyer.

(b)           A Transferor’s Certificate of Non-Foreign Status in the form attached to this Agreement as Exhibit C (“FIRPTA Affidavit”) duly executed by Seller.

(c)           A properly executed California Form 593-W or other evidence sufficient to establish that Buyer is not required to withhold any portion of the Purchase Price pursuant to Sections 18805 and 26131 of the California Revenue and Taxation Code.

(d)           Two (2) executed counterpart copies of a general assignment of intangible rights in the form attached to this Agreement as Exhibit E (“General Assignment”)duly executed by Seller.

(e)           A Lease executed by Seller in the form attached to this Agreement as Exhibit F.

(f)            Such corporate resolutions, certificates of good standing and/or other corporate or partnership documents relating to Seller as are reasonably required by Title Company in connection with this transaction.

(g)           A bill of sale (“Bill of Sale”) in the form attached to this Agreement as Exhibit D duly executed by Seller.

(h)           Two (2) originals of an Assignment of Declarant’s Rights under Declaration of Covenants, Conditions and Restrictions for Calabasas Commerce Center II in the form mutually agreed upon by the parties during the Due Diligence Period (the “Declarant’s Rights Assignment”);

6.2           By Buyer.  On or prior to the Closing Date, Buyer will deliver or cause to be delivered to Escrow Holder the following items:

(a)           The balance of the Purchase Price in accordance with Section 3.

(b)           The amount due Seller, if any, after the prorations are computed in accordance with Section 13.

(c)           Such corporate resolutions, certificates of good standing and/or other corporate or partnership documents relating to Buyer as are reasonably required by Title Company in connection with this transaction.

(d)           Two (2) executed counterparts of the General Assignment.

(e)           A Lease executed by Buyer in the form attached to this Agreement as Exhibit F.

(f)            A bill of sale (“Bill of Sale”) in the form attached to this Agreement as Exhibit D duly executed by Buyer.

(g)           Two (2) originals of the Declarant’s Rights Assignment;

6.3           By Buyer and Seller.  Buyer and Seller will each deposit such other commercially reasonable instruments consistent with this Agreement as are reasonably required by Escrow Holder or otherwise required to close escrow.  In addition Seller and Buyer hereby designate Escrow Holder as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Internal Revenue Code.

7.             Condition of Title:  At the Close of Escrow, fee simple title to the Property will be conveyed to Buyer by Seller by the Grant Deed, subject only to the following matters (“Permitted Exceptions”):

(a)           a lien for real property taxes and assessments not then delinquent;

(b)           matters of title respecting the Property approved or deemed approved by Buyer in accordance with this Agreement;

(c)           matters affecting the condition of title to the Property created by or with the written consent of Buyer; and

(d)           any matters which would be shown by an inspection or a survey of the Property.

The parties agree that (i) except as specifically provided in the Grant Deed, Seller makes no express or implied warranties regarding the condition of title to the Property, and (ii) Buyer shall rely on the Title Policy for protection against any title defects.

8.             Conditions to the Close of Escrow:

8.1           Conditions Precedent to Buyer’s Obligations.  The following conditions must be satisfied not later than the Closing Date or such other period of time as may be specified below:

8.1.1  Title.  Buyer may obtain a title examination or title Commitment (the “Title Commitment”) for the Property, at Buyer’s expense, issued by a title company selected by Buyer, reflecting the status of title to the Property.  Such title company shall deliver to Buyer and Seller together with the Title Commitment, legible copies of all instruments shown as exceptions thereon, together with copies of tax statements for the prior year reflecting amounts owed by Seller for such year to each taxing authority located within the county in which the Property is located.  At Closing, the Buyer’s Closing Statement shall reflect the amount owed to each such taxing authority as a separate line item.

8.1.2  Inspections and Studies.  By the end of the Due Diligence Period, Buyer must notify Seller in writing as to whether Buyer approves, disapproves and/or waives the results of any and all inspections, investigations, tests and studies (including but not limited to the Title Commitment) as Buyer may have elected to make or obtain within the Due Diligence Period.  If Buyer fails to so notify Seller in writing of such approval, disapproval and/or waiver, Buyer will be deemed to have accepted the condition of the Property and all matters relating to the Property as referenced in Section 9.1.  Buyer will pay for all such inspections, tests and studies.  In the event this Agreement is terminated prior to Closing, Buyer will give to Seller copies of any property inspection report, phase 1 report and survey obtained by Buyer with respect to the Property prior to such termination, as a condition precedent to the return of the Deposit.

Buyer will obtain, at Buyer’s expense, a current survey (the “Survey”) of the Property prepared by a surveyor licensed in the State of California.  The Survey shall show such information and include such certifications as Buyer may request in its sole discretion.  Buyer shall cause a copy of the Survey to be delivered to Seller and the Escrow Holder prior to the Close of Escrow.

8.1.3  Representations, Warranties and Covenants of Seller.  Seller will have duly performed each and every agreement to be performed by Seller hereunder (including, without limitation, the pre-closing covenants set forth below in Section 16.7) and, subject to any matters discovered by Buyer during its due diligence investigation of the Property, Seller’s express representations and warranties set forth in this Agreement will be true and correct as of the Closing Date.

8.1.4  Seller’s Deliveries.  Seller will have delivered the items described in Section 6.1.

8.1.5  Title Insurance.  As of the Close of Escrow, the Title Company will issue or have committed to issue to Buyer the Title Policy described in Section 11.  Notwithstanding anything to the contrary contained herein, Seller shall, at Seller’s sole cost and expense, have the obligation to satisfy and remove any monetary encumbrance placed on the Property solely by Seller (excluding non-delinquent real property taxes which are subject to the proration provisions in Section 13.1), if Buyer disapproves the same.

The conditions set forth in this Section 8.1 are solely for the benefit of Buyer and may be waived only by Buyer.  At all times Buyer has the right to waive any condition.  Such waiver or waivers must be in writing to Seller.  If any conditions are not satisfied on or before the end of the Due Diligence Period or the Closing Date, as applicable (unless such conditions are deemed satisfied for failure to notify Seller of disapproval), and Buyer has not waived the unsatisfied conditions, Seller will not be deemed to be in default (unless Seller has breached Sections 8.1.3 or 8.1.4 above) and Buyer’s sole remedy will be to terminate this Agreement and obtain the refund of the Deposit together with interest accrued thereon less the Independent Consideration.

8.2           Conditions Precedent to Seller’s Obligations.  The Close of Escrow and Seller’s obligations with respect to this transaction are subject to the following conditions precedent:

8.2.1  Buyer’s delivery to Escrow Holder on or before the Closing Date, of the Purchase Price and the other items described in Section 6.2.

8.2.2  Buyer having duly performed each and every agreement to be performed by Buyer hereunder, and Buyer’s representations, warranties and covenants set forth in this Agreement, continuing to be true and correct as of the Closing Date.

The conditions set forth in this Section 8.2 are solely for the benefit of Seller and may be waived only by Seller, with such waiver to be in writing to Buyer.

8.3           Seller’s Rights Regarding Buyer’s Conditions.  Notwithstanding any other provision to the contrary herein, Seller will have the right to terminate this Agreement if Buyer has not satisfied or waived in writing its conditions precedent and notified Seller in writing of Buyer’s desire to close escrow on or before the Closing Date; provided, however, Seller shall not be entitled to terminate this Agreement if the closing conditions set forth above in Sections 8.1.3 have not been satisfied or waived in writing by Buyer.

9.             Due Diligence Investigation:  Buyer covenants to and represents and warrants to Seller that it shall, independently investigate all aspects of the Property that Buyer desires to so investigate, including, without limitation, the physical condition thereof and the suitability of the Property for Buyer’s intended uses.

9.1           Matters To Be Reviewed.  Buyer must complete its due diligence, which due diligence shall be determined in Buyer’s sole discretion (except that Buyer covenants, as part of the Independent Consideration, that Buyer will obtain a survey of the Property and a Phase 1 assessment report for the Property), and approve, disapprove or waive the following matters within the Due Diligence Period:

(a)           the physical condition of the Property, including without limitation:

(i)            soil, seismic (including whether or not the Property is situated in a Special Study Zone as designated under the Alquist-Priolo Special Earthquake Studies Zone Act, which may subject construction or development of the Property to the findings of an acceptable geologic report), hydrological, geological and topographical conditions,

(ii)           the availability of adequate utilities and public access,

(iii)          the status and nature of any existing or proposed assessment districts and the amount of any assessment liability,

(iv)          the character and amount of any fee or charge which may be imposed in connection with the development of the Property,

(v)           whether or not the Property is located in a Special Flood Hazard Area,

(vi)          the status of the Property with respect to asbestos and other hazardous and toxic materials,

(vii)         all matters disclosed by the Environmental Report(s), and

(viii)        compliance of the Property with all applicable laws, including Environmental Laws (defined below).

Seller will allow Buyer and/or its agents access to the Property to perform any and all investigations and inspections desired by Buyer (provided that any entry will be subject to the provisions of Section 23 and any Environmental Audit (defined below) will be subject to the provisions of Section 19) - Buyer shall conduct its inspections and investigations in a manner that will not result in any damage to the Property or any liability to the Seller (provided that Buyer shall not be deemed to have breached the foregoing covenant due to the discovery of any pre-existing adverse condition at the Property as a result of such inspections and investigations), and Buyer shall indemnify, defend and hold Seller harmless from any and all claims, damages, liabilities and costs incurred by Seller as a result of Buyer’s access to the Property for the purpose of conducting any such inspections and investigations; provided, however, Buyer shall not have any obligation to indemnify or defend Seller from claims, damages, liabilities or costs resulting from (i) the discovery of any pre-existing adverse condition at the Property as a result of such inspections and investigations, or (ii) the negligence or willful acts of any Seller Parties.  Any information so obtained by Buyer with respect to the Property, and any information provided by Seller to Buyer, shall be considered confidential and not disclosed to outside third parties, except Buyer shall have the right, without Seller’s consent, to disclose, on a need to know basis only, to Buyer’s broker, consultants, attorneys (provided such broker, consultants or attorney’s shall also be subject to the same confidentiality restrictions as provided in this agreement) and/or as otherwise required for Buyer to comply with SEC regulations;

(b)           applicable government ordinances, rules and regulations and evidence of compliance therewith, including without limitation zoning and building regulations;

(c)           all private restrictions applicable to the Property, including without limitation, title issues (per section 8.1.1), declarations of covenants, conditions and restrictions, reciprocal easement and operating agreements, architectural restrictions and owners’ association governing documents;

(d)           all licenses, permits, subdivision maps and conditions, improvement agreements, bonds, development agreements, and any and all other governmental approvals and/or authorizations relating to the Property;

(e)           leases, appraisals, agreements, contracts, documents, instruments, reports, surveys, books and records relating to the Property; and

(f)            any and all other matters concerning the current and future use, feasibility or value, or governmental permissions or entitlements pertaining to the Property, or any other matter or circumstance relevant to Buyer in its discretion concerning the Property and its marketability.

9.2           Delivery of Copies.  Seller has previously provided to Buyer for inspection, copies of all items described in Subparagraphs 9.1(d) and (e) above, and any and all other applicable “due diligence” documents, materials and items related to the Property (see 9.1 above) which are, to Seller’s knowledge, in Seller’s possession.

Buyer expressly agrees that Seller has furnished copies of all such documents and information to Buyer for informational purposes only and without representation or warranty as to the accuracy or completeness of the contents of such materials. Buyer covenants and agrees that it will not rely on such documents and information and will conduct its own due diligence on all matters referred to in such documents and information, or otherwise relating to the Property.

9.3           Notice of Objections.

(a)           If Buyer fails to notify Seller in writing within the Due Diligence Period of either (i) any objections that Buyer has to the matters set forth in paragraphs (a) through (f) of Section 9.1, or (ii) Buyer’s approval and/or waiver of the matters set forth in paragraphs (a) through (f) of Section 9.1, then Buyer will be deemed to have (A) disapproved matters referred to therein or otherwise deemed relevant to Buyer in respect of the Property, and (B) elected to terminate this Agreement, in which event the Deposit and all interest accrued thereon (less the Independent Consideration) will promptly be returned to the Buyer, and neither the Buyer nor Seller will have any further obligations or liabilities in connection with this Agreement.

(b)           If Buyer notifies Seller in writing of any objections to the condition of the Property or any other matters relating to the Property as referred to in Subparagraph (a) through (f) of Section 9.1 within the Due Diligence Period (as opposed to Buyer simply giving Seller notice of Buyer’s election to terminate this Agreement due to Buyer’s disapproval of the Property or matters pertaining thereto), the parties will have ten (10) business days to agree upon a resolution of the objection(s).  If the parties cannot agree within the ten (10) business day period, then Buyer shall have the right, at Buyer’s sole option, to either (i) accept the objectionable matter by written notice delivered to Seller within three (3) business days after expiration of such ten (10) business day period, in which event the Closing shall occur on the later of the Closing Date or the date which is ten (10) business days after expiration of the previous ten (10) business day period, or (ii) terminate this Agreement by written notice to Seller given within three (3) business days after the expiration of the ten (10) business day period and Buyer, as its sole remedy, will be entitled to the return of the Deposit and any interest accrued thereon less the Independent Consideration.  If Buyer fails to timely give notice pursuant to clause (i) or (ii) of this subparagraph (b), then Buyer shall be deemed to have elected clause (ii).

(c)           However, if Buyer gives Seller notice of its election to terminate this Agreement pursuant to clause (ii) of Section 9.3(b), Seller may elect, by written notice to Buyer and to Escrow Holder within three (3) business days following Seller’s receipt of Buyer’s notice, to correct the objectionable matter prior to the Close of Escrow, which correction shall be satisfactory to Buyer in its sole discretion.  If Seller elects to correct the objectionable matter, Seller will be entitled to extend the Close of Escrow for not more than thirty (30) days in order to correct the objectionable matter and, in such event, this Agreement will not terminate.  If Seller fails to correct the objectionable matter by the Closing Date, as extended, Buyer shall have the right, at Buyer’s sole option, to either (i) accept the objectionable matter by written notice delivered to Seller within three (3) business days after expiration of such thirty (30) day period, in which event the Closing shall occur within ten (10) business days after expiration of such thirty (30) day period, or (ii) terminate this Agreement by written notice to Seller within three (3) business days after expiration of such thirty (30) day period and, as Buyer’s sole remedy, receive a refund of its Deposit and any interest accrued thereon less the Independent Consideration.  If Buyer fails to timely give notice pursuant to clause (i) or (ii) of this subparagraph (c), then Buyer shall be deemed to have elected clause (ii).

10.           Property “As-Is”:

10.1  NO SIDE AGREEMENTS OR REPRESENTATIONS; AS-IS PURCHASE.  BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT BUYER WILL, DURING THE DUE DILIGENCE PERIOD, INDEPENDENTLY AND PERSONALLY INSPECT THE PROPERTY AND IMPROVEMENTS, IF ANY, AND THAT BUYER HAS ENTERED INTO THIS AGREEMENT BASED UPON ITS RIGHTS AND INTENTIONS TO MAKE SUCH PERSONAL EXAMINATION AND INSPECTION.  BUYER AGREES THAT BUYER WILL ACCEPT THE PROPERTY, IN ITS THEN CONDITION AS-IS AND WITH ALL ITS FAULTS, INCLUDING WITHOUT LIMITATION, ANY FAULTS AND CONDITIONS SPECIFICALLY REFERENCED IN THIS AGREEMENT.  NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION

HEREOF, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO:

(I)            THE VALUE OF THE PROPERTY;

(II)           THE INCOME TO BE DERIVED FROM THE PROPERTY;

(III)         THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING ANY DEVELOPMENT OF THE PROPERTY;

(IV)         THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY;

(V)           THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY;

(VI)         THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY;

(VII)        THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY;

(VIII)       THE MANNER, CONDITION OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY;

(IX)         COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, THE ENDANGERED SPECIES ACT, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990 OR ANY OTHER LAW, RULE OR REGULATION GOVERNING ACCESS BY DISABLED PERSONS, CALIFORNIA HEALTH & SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE

TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING;

(X)          THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY;

(XI)         THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE MATERIALS, INCLUDING ANY INFORMATIONAL PACKAGE, COST TO COMPLETE ESTIMATE OR OTHER MATERIALS PREPARED BY SELLER;

(XII)        THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER;

(XIII)      THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS;

(XIV)      DEFICIENCY OF ANY UNDERSHORING;

(XV)        DEFICIENCY OF ANY DRAINAGE;

(XVI)      THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE OR LOCATED IN AN ALQUIST-PRIOLO SPECIAL STUDY ZONE;

(XVII)     THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, OR

(XVIII) WITH RESPECT TO ANY OTHER MATTER CONCERNING THE PROPERTY EXCEPT AS MAY BE OTHERWISE EXPRESSLY STATED HEREIN, INCLUDING ANY AND ALL SUCH MATTERS REFERENCED, DISCUSSED OR DISCLOSED IN ANY DOCUMENTS DELIVERED BY SELLER TO BUYER, IN ANY PUBLIC RECORDS OF ANY GOVERNMENTAL AGENCY OR ENTITY OR UTILITY COMPANY, OR IN ANY OTHER DOCUMENTS AVAILABLE TO BUYER.

BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION AND SELLER’S REPRESENTATIONS AND WARRANTIES (AS DEFINED ABOVE IN SECTION 1(CC)), AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN SELLER’S REPRESENTATIONS AND WARRANTIES (AS DEFINED ABOVE IN SECTION 1(CC)).  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF

SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN.  BUYER AGREES TO FULLY AND IRREVOCABLY RELEASE ALL SUCH SOURCES OF INFORMATION AND PREPARERS OF INFORMATION AND DOCUMENTATION TO THE EXTENT SUCH SOURCES OR PREPARERS ARE SELLER OR BANK, OR THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SUCCESSORS OR ASSIGNS FROM ANY AND ALL CLAIMS THAT THEY MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SUCH SOURCES AND PREPARERS OF INFORMATION FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION.  EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES (AS DEFINED ABOVE IN SECTION 1(CC), SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY OF THE FOREGOING ENTITIES AND INDIVIDUALS OR ANY OTHER INDIVIDUAL OR ENTITY.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS-IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN.

10.2 RELEASE.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER AND ANYONE CLAIMING BY, THROUGH OR UNDER BUYER HEREBY FULLY AND IRREVOCABLY RELEASES SELLER (PROVIDED, HOWEVER, THE PROVISIONS OF THIS SECTION 10.2 SHALL NOT EXTEND TO ANY CLAIMS RESULTING FROM A BREACH OF SELLER’S OBLIGATIONS AS “TENANT” UNDER THE LEASE) AND THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS, AND ALL PERSONS, FIRMS, CORPORATIONS AND ORGANIZATIONS ACTING ON THEIR BEHALF (COLLECTIVELY, THE “SELLER PARTIES”)  FROM ANY AND ALL CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST ANY SELLER PARTY FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSES, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS OR OTHER CONDITIONS, LATENT OR OTHERWISE, GEOTECHNICAL AND SEISMIC, AFFECTING THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, (1) ENVIRONMENTAL MATTERS WHICH WERE:

(i)            DESCRIBED OR REFERRED TO IN THE ENVIRONMENTAL REPORT(S) OR IN ANY ENVIRONMENTAL AUDIT OBTAINED BY BUYER; OR

(ii)           REASONABLY DISCOVERABLE BY PRUDENT INVESTIGATION DURING THE DUE DILIGENCE PERIOD; OR

(iii)          OTHERWISE DISCLOSED BY SELLER TO BUYER OR DISCOVERED BY BUYER AT ANY TIME PRIOR TO THE CLOSING;

AND (2) THE ITEMS DESCRIBED IN SECTION 10.1 ABOVE.

THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OR WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASE TO SELLER.  BUYER SPECIFICALLY WAIVES THE PROVISION OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATIONS TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING.  IT IS NOT CONTEMPLATED THAT THE PURCHASE PRICE WILL BE INCREASED IF COSTS TO BUYER ASSOCIATED WITH THE PROPERTY PROVE TO BE LESS THAN EXPECTED NOR WILL THE PURCHASE PRICE BE REDUCED IF THE BUYER’S PLAN FOR THE PROPERTY LEADS TO HIGHER COST PROJECTIONS.  IN SUCH EVENT, THE SOLE REMEDY OF THE BUYER WILL BE TO TERMINATE THIS AGREEMENT AS PROVIDED HEREIN PRIOR TO THE END OF THE DUE DILIGENCE PERIOD.  NOTHING CONTAINED IN THIS SECTION 10 OR ELSEWHERE IN THIS AGREEMENT SHALL BE DEEMED TO WAIVE OR LIMIT THE EXPRESS COVENANTS, REPRESENATIONS OR WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT.

/s/ JK	/s/ PB
Buyer’s initials	Seller’s initials

11.           Title Insurance:  At the Close of Escrow, the Title Company will issue to Buyer a Standard Coverage Policy (1990) (e.g. CLTA) with coverage in an amount equal to the Purchase Price showing title to the Property vested in Buyer subject only to the Permitted Exceptions and the standard printed exceptions and conditions in the policy of title insurance (“Title Policy”).  If Buyer elects to obtain any additional endorsements or an extended coverage policy, the additional premium and costs of survey for the extended coverage policy and the cost of any endorsements will be at Buyer’s sole cost and expense; however, Buyer’s election to obtain an extended coverage policy will not delay the Closing and Buyer’s inability to obtain an extended coverage policy or any such endorsements will not be deemed to be a failure of any condition to Closing; provided, however, Seller covenants that it will provide Title Company with an Owner’s Declaration in the form attached hereto as Exhibit H.

12.           Costs and Expenses:

Seller will pay:

(a)           costs arising from obtaining CLTA form Title Insurance (standard coverage only);

(b)           one-half (1/2) of all escrow fees and costs;

(c)           documentary transfer fees and documentary taxes;

(d)           Seller’s share of proration; and

(e)           the first month of rent payable under the Lease.

Buyer will pay:

(a)           any and all survey, inspection, investigations or other similar charges resulting from Buyer’s due diligence investigation;

(b)           one-half (1/2) of all escrow fees and costs;

(c)           the entire additional cost of an extended coverage title policy, the cost of any required survey and, the cost of any endorsements required by Buyer; and

(d)           Buyer’s share of prorations.

Buyer and Seller will each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively.  All other normal costs and expenses will be allocated between Buyer and Seller in accordance with the customary practice in the county in which the Property is located.

13.           Prorations:

13.1  Taxes and Assessments.  All non-delinquent real estate taxes and assessments on the Property will be prorated as of the Close of Escrow based on the actual current tax bill.  If the Close of Escrow takes place before the real estate taxes are fixed for the tax year in which the Close of Escrow occurs, the apportionment of real estate taxes will be made on the basis of the real estate taxes for the immediately preceding tax year applied to the latest assessed valuation, in which event the parties shall properly adjust the proration of real estate taxes after the Close of Escrow promptly following the issuance of the tax bill for the tax year in which the Close of Escrow occurs and such obligation shall survive the Close of Escrow.  All delinquent taxes and all delinquent assessments, if any, on the Property will be paid at the Close of Escrow from funds accruing to Seller.  All supplemental taxes billed after the Close of Escrow for periods prior to the Close of Escrow will be paid promptly by Seller, which obligation shall survive the Close of Escrow.  Any tax refunds received by Buyer which are allocable to the period prior to Closing will be paid by Buyer to Seller, which obligation will survive the Close of Escrow.

13.2  Rents and Deposits.  Intentionally deleted.

13.3  Utilities.  Seller will notify all utility companies servicing the Property of the sale of the Property to Buyer and will request that such companies send Seller a final bill for the period ending on the last day before the Close of Escrow.  Buyer will notify the utility companies that all utility bills for the period commencing on the Close of Escrow are to be sent to Buyer.  Seller shall be entitled to receive a return of any utility deposits deposited by Seller with utility companies for the Property and Buyer shall be responsible to arrange for substitute deposits with the utility companies as may be required.  If following the Close of Escrow either Buyer or Seller receives a bill for utilities or other services provided to the Property for the period in which the Close of Escrow occurred, Buyer and Seller will equitably prorate the bill, which obligation shall survive the Close of Escrow.

13.4  Method of Proration.  All prorations will be made as of the date of Close of Escrow based on a 365 day year or a 30 day month, as applicable.

14.           Disbursements and Other Actions by Escrow Holder:  At the Close of Escrow, Escrow Holder will promptly undertake all of the following:

14.1  Funds.  Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price for the Property as follows:

(a)           deliver to Seller the Purchase Price, less the amount of all items, costs and prorations chargeable to the account of Seller; and

(b)           disburse the remaining balance, if any, of the funds deposited by Buyer to Buyer, less amounts chargeable to Buyer.

14.2  Recording.  Cause the Grant Deed to be recorded with the County Recorder and obtain conformed copies thereof for distribution to Buyer and Seller.

14.3  Title Policy.  Direct the Title Company to issue the Title Policy to Buyer.

14.4  Delivery of Documents to Buyer or Seller.  Deliver to Buyer the FIRPTA Affidavit and any other documents (or copies thereof) deposited into Escrow by Seller (except Buyer shall not be entitled to receive copies of any organizational documents of Seller).  Deliver to Seller any other documents (or copies thereof) deposited into Escrow by Buyer (except Seller shall not be entitled to receive copies of any organizational documents of Buyer).

15.           Joint Representations and Warranties:  In addition to any express agreements of the parties contained herein, the following constitute representations and warranties of the parties each to the other:

15.1  Authority.  Each party has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate this transaction.

15.2  Actions.  All requisite action (corporate, trust, partnership or otherwise) has been taken by each party in connection with the entering into of this Agreement, the instruments referenced herein, and the consummation of this transaction.  No further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required.

15.3  Due Execution.  The individuals executing this Agreement and the instruments referenced herein on behalf of each party and the partners, officers or trustees of each party, if any, have the legal power, right, and actual authority to bind each party to the terms and conditions of those documents.

15.4  Valid and Binding.  This Agreement and all other documents required to close this transaction are and will be valid, legally binding obligations of and enforceable against each party in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

16.           Seller’s Warranties and Representations:  Seller makes the following representations, covenants and warranties and acknowledges that Buyer will rely on such representations, covenants and warranties in entering into this Agreement and in acquiring the Property, each of which will survive the Closing for a period of 1 year; provided that any claims must be made in writing to Seller within the 1 year period.

16.1  Lease.  Intentionally deleted.

16.2  Non-Foreign Entity.  Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

16.3  Person With Most Knowledge.  As of the Effective Date, O’Brien is the person employed by Seller who has the most knowledge regarding the Property.

16.4  Owner of Property.  Seller is the owner of the Property and has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein.

16.5  Compliance.  To the Actual Knowledge of Seller, Seller has not received any notice of the following:  (i) any aspect or condition of the Property violates applicable laws, rules, regulations, codes or covenants, conditions or restrictions; (ii) any improvements or alterations were made to the Property without a permit where once was required; or (iii) any unfulfilled order or directive of any applicable governmental agency or casualty insurance company requiring any investigation, remediation, repair, maintenance or improvement to be performed on the Property.

16.6  Actions, Suits or Proceedings.  .  To the Actual Knowledge of Seller, there are no actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, arbitrator, court or tribunal that would affect the Property or the right to occupy or utilize the same.

16.7  Pre-Closing Covenants.  So long as this Agreement remains in full force and effect:

(a)           Without the prior written consent of Buyer (which consent shall be at the sole discretion of Buyer), Seller will not convey any interest in the Property and will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement which will not be eliminated prior to the Close of Escrow.

(b)           Seller will not make any material alterations to the Property without Buyer’s prior written consent, which will be at Buyer’s sole discretion.

(c)           Seller will maintain the Property in substantially the same condition as of the Effective Date, ordinary wear and tear excepted, and manage the Property in accordance with Seller’s established practices.

(d)           Seller will keep and perform all of the obligations to be performed by Seller under any leases or contracts.  After the Effective Date, Seller will not enter into any contract or agreement providing for the provision of goods or services to or with respect to the Property or the operation thereof unless such contracts or agreements can be terminated without penalty by the Closing Date, without prior written consent of Buyer (which will be at Buyer’s sole discretion).  Seller will not enter into any new leases for any portion of the Property or extend the terms of any existing leases without Buyer’s written consent, which will be at Buyer’s sole discretion.  Seller shall terminate, on or before the Close of Escrow, all contracts for the provision of goods or services with respect to the Property, unless Buyer agrees in writing to the assume the same (the election of which shall be at Buyer’s sole discretion), provided that Buyer agrees to enter into the Declarant’s Rights Assignment (but in no event shall Buyer’s agreement to enter into the Declarant’s Rights Assignment prohibit Buyer from objecting to or disapproving, during the Due Diligence Period, matters related to the Declaration of Covenants, Conditions and Restrictions for Calabasas Commerce Center II dated March 6, 1996).  Notwithstanding anything to the contrary within this provision, this provision shall not apply to the Lease contemplated in this Agreement and any services, contracts or similar agreements related thereto, provided that the all such services, contracts and similar agreements are terminated as of the expiration or earlier termination of the Lease.

17.           Condemnation and Destruction:

17.1  Eminent Domain or Taking.  If proceedings under a power of eminent domain relating to the Property or any part thereof are commenced prior to Close of Escrow, Seller will promptly inform Buyer in writing.

(a)           If such proceedings involve the taking of title to all or a material interest in the Property, Buyer may elect to terminate this Agreement by notice in writing sent within 10 days of Seller’s written notice to Buyer, in which case the Deposit and any interest accrued thereon, less the Independent Consideration and Buyer’s one-half share of cancellation costs (if any) charged by Escrow Holder and Title Company, will be returned to Buyer, and neither party will have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

(b)           If the proceedings do not involve the taking of title to all or a material interest in the Property, or if Buyer does not elect to terminate this Agreement, this transaction will be consummated as described herein and any award or settlement payable with respect to such proceeding will be paid or assigned to Buyer upon Close of Escrow.

(c)           If this sale is not consummated for any reason, any condemnation award or settlement will belong to Seller.

17.2  Damage or Destruction.  Except as provided in this Section, prior to the Close of Escrow the entire risk of loss of damage by earthquake, flood, landslide, fire or other casualty is borne and assumed by Seller.  If, prior to the Close of Escrow, any part of the Improvements is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage and whether it is, based on the opinion of a licensed contractor mutually approved by Seller and Buyer (the “mutually approved licensed contractor”), “material” or not “material” (as such term is defined below).  Seller and Buyer shall attempt to agree upon such mutually approved licensed contractor using their best good-faith efforts.  If Seller and Buyer fail to reach agreement within five (5) business days after the date of such casualty, then either party may, upon at least five (5) days’ prior written notice to the other party, request the Presiding Judge of the Los Angeles County Superior Court, acting in his private and nonjudicial capacity, to appoint a licensed contractor (who shall meet the criteria set forth below in Section 17.2(d)(i)) to act as the “mutually approved licensed contractor” for purposes of determining whether or not the applicable damage is material.

(a)           If such damage or destruction is “material”, Buyer has the option to terminate this Agreement upon written notice to the Seller given not later than 10 days after receipt of Seller’s written notice to Buyer advising of such damage or destruction.

(b)           For purposes hereof, “material” is deemed to be any damage or destruction to the Improvements where the cost of repair or replacement is estimated by the mutually approved licensed contractor to be more than ten percent (10%) of the Purchase Price of the Property and will take more than 60 days to repair.

(c)           If this Agreement is so terminated, the provisions of Section 5 will govern.

(d)           If Buyer does not elect to terminate this Agreement, or if the casualty is not material, the Purchase Price shall be reduced by the value reasonably estimated by the mutually approved licensed contractor to repair or restore the damaged portion of the Improvements (the

“Purchase Price Reduction Amount”); provided, however, each party shall have the right to object to the Purchase Price Reduction Amount determined by the mutually approved licensed contractor by sending the other party written notice thereof within five (5) business days after the objecting party’s receipt of notice of the Purchase Price Reduction Amount.  A party’s failure to timely object to the mutually approved licensed contractor’s Purchase Price Reduction Amount shall constitute such party’s approval thereof.  If either party timely objects to the mutually approved licensed contractor’s Purchase Price Reduction Amount, then Seller and Buyer shall attempt to agree upon such Purchase Price Reduction Amount using their best good-faith efforts.  If Seller and Buyer fail to reach agreement within five (5) business days after the initial objection to the mutually approved licensed contractor’s Purchase Price Reduction Amount (the “Outside Agreement Date”), then each party shall submit to the other party a separate written determination of the Purchase Price Reduction Amount within five (5) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with clauses (i) through (vii), below.  Failure of Seller or Buyer to submit a written determination of such Purchase Price Reduction Amount within such five (5) business day period shall conclusively be deemed to be the non-determining party’s approval of such Purchase Price Reduction Amount submitted within such five (5) business day period by the other party.

(i)            Seller and Buyer shall each appoint one arbitrator who shall by profession be an independent contractor licensed in the State of California who has no financial interest in Seller or Buyer, who has no ongoing relationship with Seller or Buyer and who shall have been active over the five (5) year period ending on the date of such appointment in the construction of improvements comparable to the Improvements in the metropolitan Los Angeles, California area.  The determination of the arbitrators shall be limited solely to the issue of whether Seller’s or Buyer’s submitted Purchase Price Reduction Amount is the closest to the total cost reasonably estimated by the arbitrators to repair or restore the damaged portion of the Improvements to the condition existing prior to the applicable casualty.  Each such arbitrator shall be appointed within ten (10) days after the Outside Agreement Date.

(ii)           The two (2) arbitrators so appointed shall within five (5) business days after the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators, except that the third arbitrator shall not have been previously engaged by Seller or Buyer for any purpose.

(iii)          The three (3) arbitrators shall conduct a hearing within ten (10) business days after the appointment of the third arbitrator and within ten (10) business days thereafter reach a decision as to which of the Seller’s or Buyer’s submitted Purchase Price Reduction Amount is closest to the total cost reasonably estimated by the arbitrators to repair or restore the damaged portion of the Improvements to the condition existing prior to the applicable casualty, and the arbitrators shall use whichever of Seller’s or Buyer’s submitted Purchase Price Reduction Amount is closest thereto and shall notify Seller and Buyer thereof.

(iv)          The decision of the majority of the three (3) arbitrators shall be binding upon Seller and Buyer.

(v)           If either Seller or Buyer fails to appoint an arbitrator within ten (10) business days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Seller and Buyer thereof, and such arbitrator’s decision shall be binding upon Seller and Buyer.

(vi)          If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided above in clause (ii), then the parties shall mutually select the third arbitrator.  If Seller and Buyer are unable to agree upon the third arbitrator within five (5) business days, then either party may, upon at least five (5) days’ prior written notice to the other party, request the Presiding Judge of the Los Angeles County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator (who shall meet the criteria set forth above in clause (i)).  Following the appointment of the third arbitrator, the panel of arbitrators shall perform in accordance with the provisions set forth above in clause (iii).

(vii)         The cost of the arbitrators and the arbitration proceeding shall be paid by Seller and Buyer equally, except that each party shall pay for the cost of its own witnesses and attorneys.

(e)           If, prior to the Close of Escrow, any part of the Available Personal Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of damage to the Available Personal Property and the Purchase Price shall be reduced by the lesser of (i) the replacement value of the damaged Available Personal Property, or (ii) One Hundred Thousand Dollars ($100,000.00).  Seller and Buyer shall use their best good-faith efforts to agree upon the replacement value of the damaged Available Personal Property.

(f)            Whether or not the sale of the Property is consummated hereunder, all rights to insurance claims or proceeds in respect of damage or destruction to the Improvements occurring prior to the Close of Escrow will belong to Seller.

(g)           If, prior to the Close of Escrow, any part of the Improvements or Available Personal Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty and this Agreement is not terminated pursuant to the provisions hereinabove, then, notwithstanding anything to the contrary herein, the Closing Date shall be the later of the following dates:  (i) the date that would have otherwise been the Closing Date had no casualty occurred; or (ii) the date which is five (5) business days after the date on which amount by which the Purchase Price shall be reduced pursuant to the provisions set forth above in this Section 17 is finally determined in accordance with such provisions.

18.           Available Personal Property.  Seller represents and warrants to Buyer that Exhibit G attached hereto sets forth all of all of the equipment, furniture, fixtures and other personal property owned by Seller and located on the Real Property as of the Effective Date (the “Available Personal Property”), except that Available Personal Property does not include Seller’s proprietary equipment and other personal property.  Buyer shall have the right to notify Seller in writing, not later than five (5) business days prior to the Closing Date, as to which Available Personal Property (if any) that Buyer desires Seller to remove from the Property (the “Buyer Excluded Property”).  Upon the expiration or termination of the Lease, Seller shall remove the Buyer Excluded Property within the time period set forth in the Lease.  Seller shall duly execute and deliver to Buyer a bill of Sale (“Bill of Sale”) in the form attached to this Agreement as Exhibit D, pursuant to which Seller conveys the Personal Property to Buyer.  The obligations set forth in this Section 18 shall survive the Close of Escrow.

19.           Hazardous Substances:

19.1  Definitions.  For the purposes of this Agreement, the following terms have the following meanings:

(a)           “Environmental Law” means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).

(b)           “Hazardous Substance” means any substance, material or waste which is or becomes designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

(c)           “Environmental Audit” means an environmental audit, review or testing of the Property performed by Buyer or any third party or consultant engaged by Buyer to conduct such study.

19.2  Seller’s Representations and Warranties:

PURSUANT TO THE TERMS OF SECTION 10 ABOVE, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS-IS”, “WHERE-IS” CONDITION AND BASIS WITH ALL FAULTS.  IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING.

19.3  Notices Regarding Hazardous Substances.  From the Effective Date through the Closing Date, Seller will promptly notify Buyer if to the Actual Knowledge of Seller there may be any Hazardous Substance on the Property, or in the soil, groundwater or soil vapor on or under the Property, or that Seller or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance.

19.4  Environmental Release.  No Seller Party will be liable to Buyer, and Buyer hereby releases each Seller Party from any and all liability, for any third party claims or any other claims (including claims by Buyer) under any federal, state or local law which are attributable to any environmental condition whatsoever; provided, however, Buyer shall not be deemed to release Seller from any breach of its obligations under Section 19.3.

The provisions of Sections 19.4 will survive the Close of Escrow.  The provisions of this Section 19.4 are not intended to diminish in any way the release set forth in Article 10 above.

19.5  Environmental Audit.  If during the Due Diligence Period Buyer elects to perform an Environmental Audit:

(a)           The Environmental Audit will be conducted pursuant to standard quality control/quality assurance procedures and in accordance with Section 23.  Buyer will give Seller at least 2 business days’ prior notice of any on-site testing of soil or subsurface conditions.

(b)           If any report is prepared as the result of the Environmental Audit, such report will be conspicuously labeled as a draft, and Buyer will promptly give Seller a copy of the draft report.  Prior to the Closing, Buyer will keep the report and the information contained therein confidential and will not disclose it to any person or entity without Seller’s prior written consent; provided, however, that Buyer may furnish a copy of said report to any proposed lender in connection with prosecution of an application for a mortgage loan and to any person or entity contemplating an investment in the Property as a partner or permitted assignee of Buyer, or to Buyer’s broker, counsel and any other consultant engaged in, or commenting upon the results of, said report.

(c)           If Buyer elects during the Due Diligence Period not to acquire the Property or if the Closing fails to occur for any reason other than a default by Seller, then Buyer will deliver all copies of the report to, and they will become the property of, Seller, and Buyer will not disclose to any party the contents of the report except pursuant to valid legal process or with the written consent of Seller.

(d)           Any ground water, soil or other samples taken from the Property will be properly disposed of by Buyer at Buyer’s sole cost and in accordance with all applicable laws.

20.  Confidentiality:  Unless otherwise agreed to in writing by Seller and Buyer, each party will keep confidential all documents, financial statements, reports or other information provided to, or generated by the other party relating to the Property (excluding such documents, statements, reports or information provided to Seller under Section 9.1(a)) and will not disclose any such information to any person other than (i) those employees and agents of Seller or Buyer; (ii) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property, (iii) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements, and (iv) as required for a party to comply with SEC regulations.  However, Buyer expressly covenants and agrees that it will not disclose any code compliance, environmental or other regulatory matters to governmental or other authorities without the express prior written approval by Seller.  Upon any termination of this Agreement for any reason, Buyer will promptly return to Seller copies of all documents or other information pertaining to the

Property provided to Buyer by Seller, including, without limitation, pursuant to Section 9.  The provisions of this Section will survive the termination of this Agreement other than by Closing.

21.           Notices:  All notices or other communications required or permitted hereunder must be in writing, and must be personally delivered (including by means of professional messenger service) or sent by overnight courier, providing evidence of delivery to the addresses set forth in Section 1.  All notices sent shall be deemed received on the date delivered as evidenced by a receipt of delivery or other record of delivery.

22.           Broker:  Subject to the completion of the transactions contemplated herein and the Close of Escrow, Seller will pay Seller’s Broker a commission pursuant to a separate agreement between Seller and Seller’s Broker.  Subject to the completion of the transactions contemplated herein and the Close of Escrow, Buyer will pay Buyer’s Broker a commission pursuant to a separate agreement between Buyer and Buyer’s Broker.  Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by them, respectively other than the Broker(s) whose name(s) appear in Section 1, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions.  Buyer will indemnify, save harmless and defend Seller from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Buyer in connection with this transaction, other than the Broker(s).  Seller will indemnify, save harmless and defend Buyer from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Seller in connection with this transaction, other than the Broker(s).  This indemnity provision will survive the Closing or any earlier termination of this Agreement.

23.           Entry:  Upon Seller’s consent (which shall be in Seller’s reasonable discretion) Buyer and Buyer’s representatives, agents and designees will have the right, at reasonable times and upon reasonable notice to Seller, (which notice must describe the scope of the planned testing and investigations) to enter upon the Property, in connection with Buyer’s proposed purchase of the Property.  However, Buyer agrees that:

(a)           all tests and investigations will be at Buyer’s sole cost and expense;

(b)           the persons or entities performing such tests and investigations will be properly licensed and qualified and will have obtained all appropriate permits therefor to the extent required by any governmental agency having jurisdictional authority;

(c)           Seller has the right of approval (which will be at Sellers sole and absolute discretion) of any proposed physical testing or drilling or any other invasive inspection;

(d)           Buyer will advise Seller in advance of the dates of all tests and investigations and will schedule all tests and investigations during normal business hours whenever feasible unless otherwise requested by Seller;

(e)           Seller will have the right to have a representative of Seller accompany Buyer and Buyer’s representatives, agents or designees while they are on the Property;

(f)            any entry by Buyer, its representative, agents or designees will not interfere with Seller’s or any tenant’s use of the Property;

(g)           Buyer will indemnify, defend and hold Seller harmless for, from and against any and all claims, damages, costs, liabilities and losses (including mechanics’ liens) arising out of any entry by Buyer or its agents, designees or representatives; provided, however, Buyer shall not have any obligation to indemnify or defend Seller from claims, damages, costs, liabilities or losses resulting from (i) the discovery of any pre-existing adverse condition at the Property as a result of such inspections and investigations, or (ii) the negligence or willful acts of any Seller Parties; and

(h)           Buyer will restore any damage caused to the Property by Buyer or Buyer’s representatives, agents, contractors or consultants at Buyer’s sole cost and expense if this transaction does not close.  Until restoration is complete, Buyer will take all steps necessary to ensure that any conditions on the Property created by Buyer’s testing will not interfere with the normal operation of the Property or create any dangerous, unhealthy, unsightly or noisy conditions on the Property.

In addition, prior to any entry involving physical or invasive testing, drilling or other disturbance, Buyer will obtain, maintain and provide Seller, or shall cause any consultant, contractor or other person entering the Property to obtain, maintain and provide Seller, with proof of comprehensive general liability insurance in the amount of at least $1,000,000.00 combined, single limit coverage, naming Seller as an additional insured and with coverages reasonably satisfactory to Seller.  The foregoing indemnity provision will survive the Closing or any earlier termination of this Agreement.

24.           Legal and Equitable Enforcement of this Agreement:

24.1  Default by Seller.  In the event the Close of Escrow and the consummation of the transaction contemplated by this Agreement do not occur by reason of default by Seller (provided Buyer gave Seller written notice of same and Seller failed to cure such default within five (5) days after Buyer’s notice), Buyer as its sole remedy will be entitled to either (i) the return of its Deposit and any interest accrued thereon (less the Independent Consideration) and Seller’s reimbursement to Buyer of Buyer’s reasonable, documented out-of-pocket expenses incurred in connection with the transaction; provided, however, that such out-of-pocket expenses shall not exceed five percent (5%) of the Purchase Price; or (ii) pursue an action for the specific performance of this Agreement, but only if Buyer files such specific performance action within thirty (30) days after the scheduled Closing Date and Buyer diligently prosecutes such action to completion.  Buyer shall not be entitled to record or file a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property other than in connection and concurrently with the filing of such specific performance action.  The provisions of this Section 24.1 shall not be deemed to waive or limit Buyer’s rights and remedies for Seller’s failure to perform its obligations which, by the express terms of this Agreement, survive the Close of Escrow.

24.2  Default by Buyer.  IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION (I.E., THE DEPOSIT IN THE AMOUNT OF $500,000 PLUS ANY ACCRUED INTEREST THEREON) REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE AND SUCH LIQUIDATED DAMAGES SHALL BE SELLER’S SOLE REMEDY AS A RESULT OF ANY DEFAULT OF BUYER; PROVIDED, HOWEVER THAT THIS PROVISION WILL NOT LIMIT SELLER’S RIGHTS UNDER SECTION 26.6, NOR WAIVE OR AFFECT BUYER’S INDEMNITY OBLIGATIONS AND SELLER’S RIGHTS TO THOSE INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, NOR WAIVE OR AFFECT SELLER’S RIGHT TO SPECIFICALLY ENFORCE (WITHOUT DAMAGES) BUYER’S OBLIGATIONS TO RETURN OR PROVIDE TO SELLER DOCUMENTS, REPORTS OR OTHER INFORMATION PROVIDED TO OR PREPARED BY OR FOR BUYER PURSUANT TO APPLICABLE PROVISIONS OF THIS AGREEMENT.  THEREFORE, BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AN AMOUNT EQUAL TO THE DEPOSIT (I.E., $500,000 PLUS ANY ACCRUED INTEREST THEREON).  SAID AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389.  UPON DEFAULT BY BUYER, THIS AGREEMENT WILL BE TERMINATED AND, EXCEPT FOR BUYER’S INDEMNITY AND OTHER SPECIFIC OBLIGATIONS EXPRESSLY SET FORTH ABOVE WHICH MAY BE ENFORCED BY SELLER (IN ADDITION TO COLLECTION AND RETENTION BY SELLER OF BUYER’S DEPOSIT AS PROVIDED HEREUNDER), NEITHER PARTY WILL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER.

Buyer’s Initials: /s/ JK         Seller’s Initials: /s/ PB

25.           Assignment:  Buyer will not assign this Agreement without obtaining Seller’s prior written consent, which consent may be withheld by Seller in its sole and absolute discretion for any reason whatsoever; provided, however, that Buyer may assign this Agreement, without Seller’s consent, to an Affiliate (as hereinafter defined).  For purposes hereof, (a) “Affiliate” shall mean (i) an entity which acquires all or substantially all of the assets of Buyer, (ii) a corporation, partnership, limited liability company or other entity that controls, is controlled by or is under common control with Buyer, and/or (iii) an entity created by a merger with Buyer, and (b) “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by the ownership of voting securities, by contract or otherwise.  If Buyer desires to assign this Agreement to an Affiliate as permitted hereinabove without Seller’s consent, Buyer shall provide Seller with notice thereof no later than five (5) business days prior to the Close of Escrow and a copy of the applicable assignment and assumption agreement between Buyer and such Affiliate.  Any assignment of this Agreement (whether to an Affiliate or a non-Affiliate) will not release Buyer from any of its obligations under this Agreement.  The following additional provisions shall apply to an assignment of this Agreement to a non-Affiliate:

25.1         Any attempted assignment without Seller’s prior written consent will, at Seller’s option, be voidable and constitute a material breach of this Agreement.

25.2         If Seller consents to such an assignment, the assignment will not be effective against Seller until Buyer delivers to Seller a fully executed copy of the assignment instrument, which instrument must be satisfactory to Seller in both form and substance and pursuant to which the assignee assumes and agrees to perform for the benefit of Seller the obligations of Buyer under this Agreement, and pursuant to which the assignee makes the warranties and representations required of Buyer under this Agreement and such other representations and warranties as Seller may reasonably require.

26.           Miscellaneous:

26.1  Counterparts.  This Agreement may be executed in counterparts.  Either party may deliver its signature hereto by telecopy or electronic mail.  Escrow Holder and any party that receives an executed signature page hereto from another party by telecopy or via electronic mail may rely upon said signature page as if it was a signed original.

26.2  Partial Invalidity.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect as long as the essential terms of this Agreement for each party remain valid, binding and enforceable.

26.3  Possession of the Property.  Seller will deliver possession of the Property to Buyer upon the Close of Escrow subject to the Lease.

26.4  Waivers.  No waiver of any breach of any covenant or provision contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein.  No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act except those of the waiving party, which will be extended by a period of time equal to the period of the delay.

26.5  Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the permitted successors and assigns of the parties hereto.

26.6  Professional Fees.  In the event of the bringing of any action, arbitration or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party will be entitled to have the recovery of and from the other party all costs and expenses of the action, arbitration or suit, including, without limitation, reasonable attorneys’ fees, witness fees and any other professional fees resulting therefrom.

26.7  Entire Agreement.  This Agreement (including all Exhibits attached hereto) constitutes the entire contract between the parties hereto with respect to the subject matter hereof and may not be modified except by an instrument in writing signed by the party to be charged.

26.8  Time of Essence.  Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

26.9  Construction.  This Agreement has been prepared by Seller and its professional advisors and reviewed by Buyer and its professional advisers.  Seller and Buyer and their respective advisors believe that this Agreement is the product of all of their efforts, that it expresses their agreement and that it should not be interpreted in favor of or against either Buyer or Seller.  The parties further agree that this Agreement will be construed to effectuate the normal and reasonable expectations of a sophisticated Seller and Buyer.

26.10  Governing Law.  The parties hereto expressly agree that this Agreement will be governed by, interpreted under, and construed and enforced in accordance with the laws of the State in which the Property is located, without resort to choice of law principles.

26.11  Survival.  All obligations of the parties contained herein which by their terms do not arise until after the Close of Escrow and any other provisions of this Agreement which by their terms survives the Close of Escrow, shall survive the Close of Escrow.

26.12  Wear and Tear.  Buyer specifically acknowledges that Seller will continue to use the Property in the course of its business and accepts the fact that reasonable wear and tear will occur after the date of this Agreement.  Buyer specifically agrees that Seller is not responsible for repairing such reasonable wear and tear and that Buyer is prohibited from raising such wear and tear as a reason for not consummating this transaction or for requesting a reduction in the Purchase Price.

26.13  No Recordation.  No memorandum or other document relating to this Agreement will be recorded without the prior written consent of Seller, and any such consent or approval will be conditioned upon Buyer providing Seller with a quitclaim deed fully executed and acknowledged by Buyer, quitclaiming any and all interests that it may have in the Property to Seller, which quitclaim deed Seller may record in the event that this Agreement is terminated or the transaction contemplated herein is not consummated.

26.14  Buyer OFAC Representations.  Buyer and each of its subsidiaries, predecessors, agents, direct and indirect owners and their respective affiliates has at all applicable times been, is now and will in the future be, in compliance with U.S. Executive Order 13224 (“Order”) and no action, proceeding, investigation, charge, claim, report or notice has been filed, commenced or threatened against any of them alleging any failure to so comply.  Neither Buyer nor any of its respective agents, subsidiaries or other affiliates has knowledge or notice of any fact, event, circumstance, situation or condition which could reasonably be expected to result in (i) any action, proceeding, investigation, charge, claim, report or notice being filed, commenced or threatened against any of them alleging any failure to comply with the Order, or (ii) the imposition of any civil or criminal penalty against any of them for any failure to so comply.  Neither Buyer nor its partners are included in the OFAC List set forth in the Order or 31 CFR Ch V (Part 595) Appendix A.

26.15  Seller OFAC Representations.  Seller and each of its subsidiaries, predecessors, agents, direct and indirect owners and their respective affiliates has at all applicable times been, is now and will in the future be, in compliance with the Order and no action, proceeding, investigation, charge, claim, report or notice has been filed, commenced or threatened against any of them alleging any failure to so comply.  Neither Seller nor any of its respective agents, subsidiaries or other affiliates has knowledge or notice of any fact, event, circumstance, situation or condition which could reasonably be expected to result in (i) any action, proceeding, investigation, charge, claim, report or notice being filed, commenced or threatened against any of them alleging any failure to comply with the Order, or (ii) the imposition of any civil or criminal penalty against any of them for any failure to so comply.  Neither Seller nor its partners are included in the OFAC List set forth in the Order or 31 CFR Ch V (Part 595) Appendix A.

26.16  Not an Offer; Last Date for Submission.  Seller’s delivery of unsigned copies of this Agreement is solely for the purpose of review by the party to whom delivered, and neither the delivery nor any prior communications between the parties, whether oral or written, will in any way be construed as an offer by Seller, nor in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement.  The signing of this Agreement by Buyer constitutes an offer which will not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to Buyer.

26.17  Dispute Resolution.

(a)           Mediation.  The parties agree to mediate any dispute or claim arising between them out of this agreement, or any resulting transaction, before resorting to arbitration or court action.  Notwithstanding anything to the contrary in this Agreement, the provisions set forth below in Section 26.17(b)(ii) shall apply to mediation.  Mediation fees, if any, shall be divided equally among the parties involved.  If for any dispute or claim to which this paragraph applies, any party commences an action without first attempting to resolve the matter through mediation or refuses to mediate after a request has been made, then that party shall not be entitled to recover attorney fees, even if they would otherwise be available to that party in any such action.

(b)           Arbitration.

(i)            Seller and Buyer agree that any dispute or claim in law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration, subject to subsection (ii) below.  The arbitrator shall be a retired judge or an attorney with significant commercial real estate transactional experience, unless the parties mutually agree to a different arbitrator, who shall render an award in accordance with substantive California law.  The parties shall have the right to discovery in accordance with California Code of Civil Procedure § 1283.05.  In all other respects, the arbitration shall be conducted in accordance with Title 9 of Part III of the California Code of Civil Procedure.  Judgment upon the award of the arbitrator(s) may be entered into any court having jurisdiction.  Interpretation of this agreement to arbitrate shall be governed by the Federal Arbitration Act.

(ii)           Notwithstanding anything to the contrary in this Agreement, the following matters are excluded from mediation and arbitration:  (a) an unlawful detainer action; and (b) any matter that is within the jurisdiction of a probate, small claims or bankruptcy court.  In addition, without limitation of the foregoing and notwithstanding anything to the contrary in this Agreement, the filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction or other provisional remedies, shall not constitute a waiver of the mediation and/or arbitration provisions set forth in this Section 26.17.

NOTICE:  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION SET FORTH ABOVE DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION SET FORTH ABOVE.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION SET FORTH ABOVE TO NEUTRAL ARBITRATION.

SELLER’S INITIALS:	/s/ PB	BUYER’S INITIALS:	/s/ JK

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the respective dates set forth below.

“SELLER”		“BUYER”

Countrywide Home Loans, Inc., a New York corporation		DTS, INC., a Delaware corporation

By:	/s/ Patrick Benten	By:	/s/ Jon E. Kirchner

Its:	Managing Director	Its:	President & CEO

Date:	August 29, 2008	Date:	August 29, 2008

EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

PARCEL 1:

THAT PORTION OF PARCEL MAP 6 OF PARCEL MAP NO. 21801, IN THE CITY OF CALABASAS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED BOOK 263 PAGES 78 TO 84 INCLUSIVE, OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER COUNTY, SAID PORTION BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID PARCEL 6, OF SAID PARCEL MAP;

THENCE, NORTHERLY, ALONG THE EASTERLY LINE OF SAID PARCEL 6, NORTH 10° 02’ 20” EAST 277.00 FEET TO THE POINT OF BEGINNING;

THENCE, NORTH 79° 57’ 40” WEST, 116.92 FEET;

THENCE, NORTH 40° 48’ 03” WEST, 61.47 FEET;

THENCE, NORTH 88° 31’ 08” WEST, 118.01 FEET TO A POINT ON A NON-TANGENT CURVE CONCAVE WESTERLY HAVING A RADIUS OF 1350 FEET; A RADIAL LINE TO SAID POINT BEARS SOUTH 88° 31’ 08” EAST, SAID POINT BEING ON THE EASTERLY RIGHT OF WAY OF LAS VIRGENES ROAD (100 FEET WIDE), SAID POINT ALSO BEING A POINT ON THE WESTERLY LINE OF SAID PARCEL 6;

THENCE ALONG THE LINES OF SAID PARCEL 6, THE FOLLOWING FOUR (4) COURSES;

1)  NORTHERLY, ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 3° 48’ 34”, AN ARC LENGTH 89.76 FEET TO A POINT ON A REVERSE CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 27.00 FEET; RADIAL LINE TO SAID POINT BEARS SOUTH 8° 40’ 18” WEST;

2)  THENCE, NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 87° 07’ 48”, AN ARC LENGTH OF 41.06 FEET TO A POINT OF TANGENCY;

3)  THENCE, NORTH 84° 48’ 06” EAST, 114.75 FEET TO A POINT ON A TANGENT CURVE CONCAVE SOUTHERLY, HAVING A RADIUS OF 958.00 FEET; A RADIAL LINE TO SAID POINT BEARS NORTH 5° 11’ 54” WEST;

4)  THENCE, EASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 10° 11’ 42”, AN ARC LENGTH OF 170.46 FEET TO THE NORTHEAST CORNER OF SAID LOT 6;

1

THENCE SOUTHERLY, ALONG THE EASTERLY LINE OF SAID LOT 6, SOUTH 10° 02’ 20” WEST, 201.47 FEET TO THE POINT OF BEGINNING.

SAID LAND IS ALSO SHOWN AS PARCEL “A” OF THE CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT CERTIFICATE NO.98-04, RECORDED JULY 23, 1998 AS INSTRUMENT NO. 98-1259521 OF OFFICIAL RECORDS.

EXCEPT FROM A PORTION OF SAID LAND HEREINABOVE DESCRIBED ONE-HALF OF THE OIL, MINERAL AND SUBSURFACE RIGHTS IN SUBJECT PROPERTY, PROVIDED, HOWEVER, M. LOUISE CLAWSON DOES NOT EXCEPT RESERVED FOR HERSELF OR HER HEIRS, EXECUTORS, ADMINISTRATORS AND ASSIGNS ANY RIGHT TO ENTER UPON SAID LAND OR THE SURFACE THEREOF OR ANY PARTIAL RECONVEYANCE THEREOF RECORDED THEREOF FOR THE PURPOSE OF PROSPECTING, EXPLORING, DEVELOPING, DRILLING, PRODUCING, MINING OR FOR ANY OTHER PURPOSES, AS RESERVED IN DEED BY LOUISE M. CLAWSON, RECORDED AUGUST 12, 1955 IN BOOK 48634 PAGE 321 OF SAID OF OFFICIAL RECORDS.

ALSO EXCEPT FROM A PORTION OF SAID LAND HEREINABOVE DESCRIBED ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN MAY BE WITHIN OR UNDER THE PARCELS OF LAND HEREINABOVE DESCRIBED TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFORE AND REMOVING THE SAME FROM SAIL OR ANY OTHER LANDS, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LAND OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH ACROSS THE SUBSURFACE OF THE DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH BEYOND THE EXTERIOR LIMITS THEREOF AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN: OPERATE ANY SUCH WELLS OR MINES WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, EXPLORE AND 00 THROUGH THE SURFACE OR THE UPPER 100 FEET OF THE SUBSURFACE OF THE LANDS HEREINABOVE DES OR OTHERWISE IN SUCH MANNER AS TO ENDANGER THE SAFETY OF ANY HIGHWAY THAT MAY BE CONSTRUCTED ON SAID LANDS AS EXCEPTED BY BOB HOPE, WHO ACQUIRED TITLE AS LESTER T. HOPE AND DOLORES HOPE HUSBAND AND WIFE IN DEED RECORDED JANUARY 23, 1963 AS INSTRUMENT NO. 1480 IN BOOK D1895; PAGE 337 OF OFFICIAL RECORDS.

PARCEL 2:

PARCEL 7 AND THAT PORTION OF PARCEL 6 OF PARCEL MAP NO. 21801, IN THE CITY OF CALABASAS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 263 PAGES 78 TO 84 INCLUSIVE, OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SAID PORTION BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID PARCEL 6, OF SAID PARCEL MAP;

2

THENCE, ALONG THE LINES OF PARCEL 7 AND THE WESTERLY LINE OF PARCEL 6 OF SAID PARCEL MAP, THE FOLLOWING NINE (9) COURSES:

1)  SOUTH 79° 57’ 40” EAST, 12.99 FEET TO A POINT ON A TANGENT CURVE CONCAVE SOUTHWESTERLY, HAVING A RADIUS OF 111.11 FEET; A RADIAL LINE TO SAID POINT BEARS NORTH 10° 02’ 20” EAST;

2)  THENCE, SOUTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 52° 49’ 57, AN ARC LENGTH OF 102.45 FEET TO A POINT OF TANGENCY;

3)  THENCE, SOUTH 27° 07’ 43” EAST, 87.75 FEET;

4)  THENCE, SOUTH 62° 52’ 17” WEST, 14.68 FEET;

5)  THENCE, SOUTH 54° 59’ 13” WEST, 339.64 FEET;

6)  THENCE, SOUTH 78° 30’ 51” WEST, 261.48 FEET TO A POINT OF CUSP ON A CURVE CONCAVE EASTERLY HAVING A RADIUS OF 950.00 FEET; A RADIAL LINE TO SAID POINT BEARS NORTH 75° 23’ 58” WEST;

7)  THENCE, NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 5° 43’ 02”, AN ARC LENGTH OF 94.80 FEET TO A POINT OF TANGENCY;

8)  THENCE, NORTH 20° 19’ 04” EAST, 225.22 FEET TO A TANGENT CURVE CONCAVE WESTERLY HAVING A RADIUS OF 1350.00 FEET;

9)  THENCE, NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 18° 50’ 12”, AN ARC LENGTH OF 443.83 FEET, A RADIAL LINE TO WHICH POINT BEARS SOUTH 88° 31’ 08” EAST;

THENCE, LEAVING THE WESTERLY LINE OF LOT 6, SOUTH 88° 31’ 08” EAST, 118.01 FEET;

THENCE, SOUTH 40° 48’ 03” EAST, 61.47 FEET;

THENCE, SOUTH 79° 57’ 40” EAST, 116.92 FEET TO A POINT IN THE EASTERLY LINE OF SAID PARCEL 6, DISTANT NORTH 10° 02’ 20” EAST, 277.00 FEET FROM THE POINT OF BEGINNING;

THENCE, SOUTHERLY, ALONG THE SAID EASTERLY LINE, SOUTH 10° 02’ 20” WEST, 277.00 THE POINT OF BEGINNING.

SAID LAND IS ALSO SHOWN AS PARCEL “B” OF THE CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT CERTIFICATE NO.98-04, RECORDED JULY 23, 1998 AS INSTRUMENT NO. 98-1259521 OF OFFICIAL RECORDS.

3

EXCEPT FROM A PORTION OF SAID LAND HEREINABOVE DESCRIBED ONE-HALF OF THE OIL, MINERAL AND SUBSURFACE RIGHTS IN SUBJECT PROPERTY, PROVIDED, HOWEVER, M. LOUISE CLAWSON DOES NOT EXCEPT RESERVED FOR HERSELF OR HER HEIRS, EXECUTORS, ADMINISTRATORS AND ASSIGNS ANY RIGHT TO ENTER UPON SAID LAND OR THE SURFACE THEREOF OR ANY PARTIAL RECONVEYANCE THEREOF RECORDED THEREOF FOR THE PURPOSE OF PROSPECTING, EXPLORING, DEVELOPING, DRILLING, PRODUCING, MINING OR FOR ANY OTHER PURPOSES, AS RESERVED IN DEED BY LOUISE M. CLAWSON, RECORDED AUGUST 12, 1955 IN BOOK 48634 PAGE 321 OF SAID OF OFFICIAL RECORDS.

ALSO EXCEPT FROM A PORTION OF SAID LAND HEREINABOVE DESCRIBED ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN MAY BE WITHIN OR UNDER THE PARCELS OF LAND HEREINABOVE DESCRIBED TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFORE AND REMOVING THE SAME FROM SAIL OR ANY OTHER LANDS, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LAND OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH ACROSS THE SUBSURFACE OF THE DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH BEYOND THE EXTERIOR LIMITS THEREOF AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN: OPERATE ANY SUCH WELLS OR MINES WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, EXPLORE AND 00 THROUGH THE SURFACE OR THE UPPER 100 FEET OF THE SUBSURFACE OF THE LANDS HEREINABOVE DES OR OTHERWISE IN SUCH MANNER AS TO ENDANGER THE SAFETY OF ANY HIGHWAY THAT MAY BE CONSTRUCTED ON SAID LANDS AS EXCEPTED BY BOB HOPE, WHO ACQUIRED TITLE AS LESTER T. HOPE AND DOLORES HOPE HUSBAND AND WIFE IN DEED RECORDED JANUARY 23, 1963 AS INSTRUMENT NO. 1480 IN BOOK D1895; PAGE 337 OF OFFICIAL RECORDS.

Assessors Parcel Number: 2052-043-020 & 021

4

EXHIBIT B

FORM OF DEED

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Attention:

MAIL TAX STATEMENTS TO:
Same as above

(Above Space For Recorder’s Use Only)

GRANT DEED

FOR A VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, Countrywide Home Loans, Inc, a New York corporation, hereby grants to DTS, Inc., a Delaware corporation, the real property in Los Angeles County, State of California, 5220 Las Virgenes Road, Calabasas, California, and described in Exhibit A attached hereto and made a part hereof (the “Property”), together with all improvements, easements, rights of way and appurtenances thereto.

This conveyance is subject to non-delinquent taxes and assessments, and all matters of record and off-record affecting the Property, including without limitation matters which could be ascertained by an inspection or survey of the Property.  Grantor disclaims any and all express or implied warranties regarding the Property other than the implied warranties stated in Section 1113 of the California Civil Code.

DATED: Effective as of , 200

Countrywide Home Loans, Inc., a New York corporation

By:
Title:

1

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On                                   , before me                                                                                 , a Notary Public in and for said County and State, personally appeared                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:

(Notary Seal)

2

EXHIBIT C

Seller’s FIRPTA Affidavit

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Countrywide Home Loans, Inc., a New York corporation. (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.             Transferor is not a foreign corporation, foreign partnership, foreign trust and foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.             Transferor’s U.S. employer identification number is                 ; and

3.             Transferor’s office address is                                   .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign the document on behalf of the Transferor.

Dated: , 200	Countrywide Home Loans, Inc, a New York corporation

By:
Title:

1

EXHIBIT D

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged, Countrywide Home Loans, Inc, a New York corporation (“Seller”) does hereby sell, transfer, and convey to DTS, Inc., a Delaware corporation (“Buyer”), all of the equipment, furniture, fixtures and other personal property more particularly described on Exhibit A attached hereto (collectively, the “Personal Property”).

Without waiver of the express representations and warranties of Seller set forth in that certain Agreement of Purchase and Sale of Joint Escrow Instructions dated                         , 2008 (the “Purchase Agreement”), by and between Seller and Buyer, Buyer accepts such personal property in its “AS-IS” condition and “WITH ALL FAULTS”.  Seller specifically disclaims all express or implied warranties regarding the existence or condition of, or title to, such personal property, including without limitation the implied warranties of merchantability and suitability for a particular purpose; provided, however, notwithstanding the foregoing, Seller hereby represents and warrants to Buyer that (i) Seller has no knowledge that anyone has any right to possession of any of the Personal Property, other than Bank of America under that certain lease agreement entered into pursuant to the terms of the Purchase Agreement (which right shall terminate upon the expiration or termination of such lease agreement), and (ii) Seller has no knowledge of any liens or encumbrances affecting the Personal Property.

Date: ,200
Countrywide Home Loans, Inc, a New York corporation

By:
Title:

By:
Title:

1

EXHIBIT A TO BILL OF SALE

2

EXHIBIT E

GENERAL ASSIGNMENT AGREEMENT

THIS GENERAL ASSIGNMENT AGREEMENT (“Assignment”), is made as of the            day of                               , 2008, by and between COUNTRYWIDE HOME LOANS, INC., a New York corporation (“Assignor”), and DTS, INC., a Delaware corporation (“Assignee”).

W I T N E S S E T H:

Assignor is the owner of that certain land (the “Land”) located in the City of Los Calabasas, County of Los Angeles, State of California more particularly described in Exhibit “A” attached hereto, and all rights, privileges and easements appurtenant to the Land (the “Appurtenances”), and all buildings and other improvements thereon (the “Improvements”).  The Land, the Appurtenances and the Improvements are hereinafter referred to collectively as the “Real Property.”  The Real Property is being conveyed by Assignor to Assignee pursuant to a grant deed (“Grant Deed”) of on or about even date herewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee (to the extent assignable and on a non-warranty basis) all of Assignor’s right, title, interest, benefits and privileges in and to the following described property (collectively, the “Rights”):

(a)           All plans, drawings and specifications (including as-built plans) relating to any or all of the Real Property;

(b)           All governmental permits, applications, consents, authorizations, approvals, variances, waivers, development rights and agreements, certificates of occupancy, licenses and other entitlements relating to any or all of the Real Property;

(c)           All general intangibles relating to the development or use of the Real Property, including, without limitation, construction and equipment warranties (including, without limitation, all warranties afforded by the general contractor(s) responsible for the construction of the Improvements); and

(d)           All mineral rights relating to any or all of the Real Property.

2.             Assignee hereby accepts the grant, assignment, transfer, conveyance and delivery of the Rights set forth in Paragraph 1 hereof, effective as of the recordation of the Grant Deed.

3.             This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

1

4.             In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

5.             This Assignment shall be governed by, interpreted under, and enforced and construed in accordance with the laws of the State of California.

6.             This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

“Assignor”	COUNTRYWIDE HOME LOANS, INC.,
a New York corporation

By:
Its:

“Assignee”	DTS, INC.,
a Delaware corporation

By:
Its:

2

EXHIBIT A TO GENERAL ASSIGNMENT AGREEMENT

LEGAL DESCRIPTION

1

EXHIBIT F

LEASE

[SEE ATTACHED]

1

LEASE AGREEMENT

between

DTS, Inc.,
a Delaware corporation (“Landlord”)

and

COUNTRYWIDE HOME LOANS, INC.,
a New York corporation (“Tenant”)

Dated as of [TO BE DATED AS OF THE CLOSING DATE]

i

ARTICLE 8 CONTRACTION/EARLY TERMINATION RIGHTS		14

8.01	Contraction Rights	14
8.02	Holdover After Contraction Exercise Date	14
8.03	Early Termination Rights	14

ARTICLE 9 INSURANCE		15

9.01	Coverage	15
9.02	Policies	15
9.03	Renewals	16
9.04	No Separate Insurance	16
9.05	Notifications to Landlord	16
9.06	INTENTIONALLY DELETED	16
9.07	Blanket Policies	16
9.08	Tenant Trade Fixtures	16
9.09	Failure to Maintain Insurance	16
9.10	Indemnity	16
9.11	Self Insurance	17

ARTICLE 10 DAMAGE OR DESTRUCTION		18

10.01	Damage; Insurance Proceeds	18
10.02	No Abatement	18
10.03	Waiver of Statutory Provisions	18

ARTICLE 11 CONDEMNATION		19

11.01	Substantial Taking	19
11.02	Forty Percent or More Taking	19
11.03	Award Payable to Landlord	19
11.04	No Termination	19
11.05	No Restoration Obligation	19
11.06	Temporary Taking	19

ARTICLE 12 ASSIGNMENT, SUBLETTING, ETC.		20

12.01	Assignment and Subletting.	20
12.02	No Release of Tenant	20
12.03	Documents Required for Permitted Transfer	20

ARTICLE 13 SUBORDINATION OF LEASE; NON-DISTURBANCE		21

13.01	Subordination; Non-Disturbance	21
13.02	Subordination of Mortgage	21

ARTICLE 14 DEFAULT PROVISIONS		21

14.01	Default; Remedies	21
14.02	No Waiver	24
14.03	Cure by Landlord	24
14.04	Sublessees of Tenant	24
14.05	Consent	24
14.06	Landlord Default	24

ARTICLE 15 BROKERAGE FEES AND COMMISSIONS		24

ARTICLE 16 INTENTIONALLY DELETED		25

ARTICLE 17 ENVIRONMENTAL MATTERS		25

17.01	Environmental Covenants	25
17.02	Definitions	25

ii

17.03	Landlord’s Rights	26
17.04	Tenant’s Indemnification	26

ARTICLE 18 QUIET ENJOYMENT		26

18.01	Quiet Enjoyment	26

ARTICLE 19 ESTOPPEL CERTIFICATES		27

19.01	Estoppel Certificates	27

ARTICLE 20 INVALIDITY OF PARTICULAR PROVISIONS – CONSTRUCTION		27

20.01	Separability	27
20.02	Governing Law	27

ARTICLE 21 NOTICES		27

ARTICLE 22 MISCELLANEOUS		28

22.01	Holding Over	28
22.02	No Merger	28
22.03	Waiver of Trial by Jury	28
22.04	Binding Effect	29
22.05	Integration	29
22.06	No Recording	29
22.07	Attorneys’ Fees	29
22.08	Satellite Installation	29
22.09	Security	29
22.10	Intentionally Deleted	29
22.11	Time of Essence	29
22.12	Landlord Exculpation	29
22.13	Landlord Renovations	30
22.14	Anti-Terrorism Laws	30
22.15	Anti-Terrorism Laws	30

EXHIBIT A DEFINITIONS

EXHIBIT B SITE PLAN

EXHIBIT C DEPICTION OF PROPERTY

EXHIBIT D ESTOPPEL LETTER

EXHIBIT E EQUIPMENT ROOM

iii

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is dated the              day of           , 2008 [TO BE DATED AS OF THE CLOSING DATE], between DTS, INC., a Delaware corporation (“Landlord”), and COUNTRYWIDE HOME LOANS, INC., a New York corporation (“Tenant”).

RECITALS

A.            Landlord and Countrywide Home Loans, Inc., a New York corporation (“Seller”), entered into that certain Purchase and Sale Agreement dated               , 2008 (the “Purchase Agreement”), pursuant to which Landlord acquired, among other things, that certain real property more particularly described on Exhibit B attached hereto (the “Real Property”) and all improvements located thereon, including, but not limited to, that certain building containing approximately 85,948 square feet located at 5220 Las Virgenes Road, Calabasas, California (the “Building”), which Building is more specifically depicted on the site plan attached hereto as Exhibit C.

B.            Prior to the execution of this Lease, the Property (as defined in Exhibit A) was occupied by and in the possession of Tenant, which is an affiliate of Seller.

C.            As provided in the Purchase Agreement, Landlord and Tenant are entering into this Lease, pursuant to which Landlord shall lease to Tenant, and Tenant shall lease from Landlord, approximately 59,457 square feet of space on the entire second (2nd) and third (3rd) floors of the Building (the “Demised Premises”), subject to the terms and conditions set forth in this Lease.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Landlord and Tenant hereby agree as follows:

DEFINITIONS; HEADINGS

I.              Definitions.  All terms with leading capitals used in this Lease, and all agreements supplemental hereto, and not otherwise defined shall have the meanings ascribed thereto in Exhibit A, unless the context otherwise requires.

II.            Captions.  The captions under the Article numbers and the Section headings of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

III.           Table of Contents.  The table of contents preceding this Lease, although under the same cover, is for the purpose of convenience and reference only and is not to be deemed or construed in any way as part of this Lease, nor as supplemental thereto or amendatory thereof.

1

DEMISE; TITLE

I.              Demise of Premises.  In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby demises and lets to Tenant, and Tenant hereby leases from Landlord, the Demised Premises, upon the terms and conditions hereinafter specified.

II.            Title and Condition.  The Demised Premises are demised and let subject to the following (collectively, “Existing Matters”): (a) the existing state of the title of the Property as of the Lease Commencement Date; (b) any state of facts which an accurate survey or physical inspection of the Property might show; (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations, now in effect or hereafter adopted by any governmental authority having jurisdiction; and (d) the condition of the Property as of the Lease Commencement Date without representation or warranty of any kind by Landlord.

TENANT ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, LANDLORD HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES CONCERNING OR WITH RESPECT TO (A) THE CURRENT NATURE, QUALITY OR CONDITION OF THE DEMISED PREMISES, INCLUDING, WITHOUT LIMITATION, THE STRUCTURE AND CONDITION OF THE IMPROVEMENTS AND THE WATER, SOIL AND GEOLOGY, (B) THE CURRENT SUITABILITY OF THE DEMISED PREMISES AND/OR PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH TENANT MAY CONDUCT THEREON, OR (C) THE CURRENT COMPLIANCE OF OR BY THE DEMISED PREMISES AND/OR PROPERTY OR THEIR OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT AND ANY RULES AND REGULATIONS PROMULGATED THEREUNDER OR IN CONNECTION THEREWITH.  TENANT FURTHER ACKNOWLEDGES AND AGREES THAT BEING AN AFFILIATE OF THE PRIOR OWNER OF THE PROPERTY AND HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE DEMISED PREMISES AND PROPERTY, TENANT IS RELYING SOLELY ON ITS OWN INVESTIGATION.  TENANT FURTHER ACKNOWLEDGES AND AGREES THAT THE DEMISED PREMISES ARE LEASED ON AN “AS IS, WHERE IS” CONDITION AND BASIS “WITH ALL FAULTS.”

I.              Common Areas.  During the Lease Term, Tenant shall have the non-exclusive right to use the common areas for the Building (collectively, “Common Areas”), which may include, as applicable, driveways, walkways, the common corridors, hallways, stairwells, elevators, restrooms, the main ground floor lobby and other public or common areas located within the Property (excluding the roof); provided, however, Tenant’s use of such Common Areas shall be:  (i) in common with Landlord and other tenants in the Building and their employees, customers, agents, subtenants, assignees, contractors, invitees and licensees; and (ii) subject to any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Real Property and such reasonable, non-discriminatory rules,

2

regulations and restrictions as Landlord may make from time to time (which shall be provided in writing to Tenant).

II.            Equipment Room.  During the Lease Term, Landlord grants Tenant the right to install, operate and maintain, at Tenant’s sole cost and expense but free from rent or other charge, in the Equipment Room located on the first (1st) floor of the Building as depicted on Exhibit E hereto (the “Equipment Room”) certain computer and telephone equipment of Subtenant, to connect to the existing source of power located therein.  Subject to the terms of this Lease, Tenant will have the right to access the Equipment Room 24 hours per day, 7 days per week. Each party agrees to refrain from, and to cause others within its control to refrain from, accessing, disturbing or damaging the computer or telephone equipment of the other party, and Landlord shall adhere to Tenant’s reasonable security and privacy policies and procedures.  The Equipment Room shall be deemed to be a part of the Demised Premises leased to Tenant hereunder.

TERMS

I.              Term Commencement.

A.            Lease Term.  Subject to the terms, covenants, agreements and conditions herein contained, Tenant shall have and hold the Demised Premises commencing on the Lease Commencement Date and expiring at midnight on January 31, 2009 (the “Expiration Date”).

B.            Vacation by Existing Occupant.  Tenant will vacate the floors of the Building not included in the Demised Premises and the common areas within the Building (collectively, the “Vacated Areas”) by the Lease Commencement Date and surrender the same to Landlord in a broom clean condition only (without any further obligation under this Lease) and will consolidate its operations in the Demised Premises.  Upon such vacation by Tenant, Tenant shall deliver (or shall cause Seller to deliver) to Landlord the keys to the Vacated Areas and the Demised Premises.  However, Landlord acknowledges and agrees that Tenant (and its employees, contractors and agents) shall have the right (but not the obligation), upon providing Landlord with reasonable prior written notice of entry together with the right of Landlord to have Landlord’s employees and/or agents occupancy Tenant during any such entry, to continue to have access to such Vacated Areas as may be necessary for a period of the lesser of (i) sixty (60) days after the Lease Commencement Date, or (ii) through the Expiration Date, in order to disable or remove therefrom computer related equipment containing proprietary information of Tenant from the Demised Premises (including, without limitation, computers, CPUs and servers); provided, however, in no event shall Tenant have any right to remove any “Personal Property,” as such term is defined in the Purchase Agreement and subject to the Bill of Sale therein.  Furthermore, Tenant shall be liable for any and all damage to the Property caused by Tenant, its agents, employees and contractors, while exercising its vacation rights and removal of equipment under this Section I.B.  In exercising its rights under this Section 3.01(b), Tenant shall use good faith effort to not unreasonably interfere with Landlord’s use of the Vacated Areas.

3

C.            Lease Commencement Date.  The Lease Commencement Date shall be the date on which the Property is conveyed to Landlord, as evidenced by the recordation of a grant deed in the Official Records of Los Angeles County, California.

II.            Term.  As used in this Lease, the phrase “Lease Term” shall mean the period commencing on the Lease Commencement Date and ending on the Expiration Date, unless this Lease is sooner terminated pursuant to the terms hereof.

RENT

I.              Base Rent.  Commencing on the Lease Commencement Date, Tenant covenants and agrees to pay, without notice or demand, “Base Rent” to Landlord in an amount equal to Two and 25/100 Dollars ($2.25) per square foot of the Demised Premises per month, payable in equal consecutive monthly installments of One Hundred Thirty-Three Thousand Seven Hundred Seventy-Eight and 25/100 Dollars ($133,778.25) each, in advance on the first day of each and every month during the Lease Term.  In the event the first and/or last calendar month of the Lease Term is a partial month, the Base Rent payable for that month shall be prorated on the basis of the actual number of days contained in that applicable month.  The Base Rent for the first (1st) full month of the Lease Term shall be paid by Tenant to Landlord on the Lease Commencement Date.

II.            Additional Rent.  This Lease is a full service gross lease, and Tenant shall therefore have no obligation to pay Tenant’s Proportionate Share of Operating Expenses, except as set forth in Section I below.

III.           Landlord Expenditures.  Tenant shall reimburse Landlord for all expenditures and all costs and expenses, including reasonable attorneys’ fees, made or incurred by Landlord in curing any default by Tenant, as permitted by this Lease, such amounts to become due upon the making of any such expenditures by Landlord, and Tenant shall also pay to Landlord all amounts as and when due it as reimbursements or indemnities pursuant to any Sections of this Lease.

IV.           Utilities.  Landlord shall procure from all appropriate utility providers all utility services currently available to the Demised Premises as necessary for the operation of the Demised Premises in the same condition as existing on the Lease Commencement Date.

V.            Rental; Late Charge.  The Base Rent and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease shall be collectively referred to in this Lease as “Rental.”  All Rental shall be paid as provided in this Lease, without abatement, setoff or deduction, except as otherwise expressly provided herein.  All Rental shall be paid to Landlord in currency which at the time of payment is legal tender for public and private debts in the United States of America, at Landlord’s address or at such other place as Landlord may from time to time direct in writing.  If any payment of Rental shall not be received within five (5) days of Tenant’s receipt of written notice from Landlord that such amounts are past due, then Tenant shall pay Landlord:  (i) a late charge of Five Cents ($.05) for each overdue Dollar ($1.00) of Rental (i.e., 5% of the overdue amount); and (ii) interest on the overdue amount at the Default

4

Rate from the date due until paid.  Each such late charge and default interest shall be deemed immediately due and payable.  Landlord covenants and agrees, as a condition precedent to Tenant’s obligations under this Lease, to provide Tenant with a complete, signed Form W-9 from Landlord contemporaneously with the execution and delivery of this Lease.

VI.           Successor.  In the event that Landlord’s interest in this Lease shall pass or devolve upon another, or in the event that one other than Landlord shall become entitled to collect the rent, then in any such event notice of the fact shall be given to Tenant by Landlord; or, if Landlord is an individual and shall have died or became incapacitated, by Landlord’s executors, administrators or legal representatives, together with due proof of the status of such executors, administrators or legal representatives, and until such notice and proof Tenant may continue to pay rent to the one to whom the last preceding installment of rent was paid and each such payment shall fully exonerate Tenant to the extent of the obligation to pay the same.

FULL SERVICE GROSS LEASE

I.              Full Service Gross Lease.  This Lease shall be deemed and construed to be a “Full Service Gross Lease” and, except as otherwise expressly set forth in this Lease, under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Tenant be expected or required to make any payments of any kind whatsoever or perform or make any maintenance, repairs, replacements, renovations or improvements to or in respect of the Demised Premises, whether ordinary or extraordinary, or be under any other obligation or liability hereunder except as herein otherwise expressly set forth.  In no event shall the foregoing provision be deemed to waive any of Tenant’s obligations expressly set forth in this Lease.

II.            No Termination; No Abatement.  Unless otherwise specifically provided in Sections I, 7.02 or I or in Articles 0 or 0, this Lease shall not terminate, nor shall Tenant be entitled to the abatement of any rent hereunder or any reduction thereof, nor shall the obligations of Tenant under this Lease be otherwise affected, by reason of:  (i) any damage to or the destruction of all or any part of the Demised Premises or Property from whatever cause, or the Taking of the Demised Premises or Property or any portions thereof, (ii) prohibition, limitation or restriction of Tenant’s use of all or any part of the Demised Premises or Property, or the interference with or prevention of such use by any person other than Landlord or anyone claiming by, through or under Landlord, or (iii) any title defect or encumbrance or any eviction by paramount title or otherwise unless caused by Landlord or anyone claiming by, through or under Landlord.

PAYMENT OF TAXES, ASSESSMENTS, ETC.
(IMPOSITIONS)

I.              Impositions.  Throughout the entire Lease Term, Landlord will pay, as and when due, all Impositions which may be duly levied or assessed by Los Angeles County against the

5

Demised Premises; provided, however, nothing contained in this Section 6.01 shall make Landlord responsible for Impositions that are the responsibility of the Seller under the Purchase Agreement.

II.            Taxes and Other Charges for Which Tenant Is Directly Responsible.  Notwithstanding anything to the contrary in this Lease, Tenant shall pay, as and when due, any and all taxes and/or assessments that are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located at the Property (specifically excluding any Personal Property conveyed to Landlord pursuant to the Purchase Agreement), and to the extent Landlord is required to pay any of the same in connection with Landlord’s payment of the Impositions, then Tenant shall reimburse Landlord therefor within ten (10) days after Landlord’s demand therefor.

USE, MAINTENANCE, ALTERATIONS, REPAIRS, ETC.

I.              Services and Maintenance by Landlord.

A.            Landlord shall be responsible for providing, repairing and maintaining the Property, base building services (such as but not limited to fire life safety, mechanical, electrical, utilities and all other common systems throughout the Building), and the structure of the Property, Building, Parking Area, including exterior and structural walls, foundations, roof (including “roof membranes”) and required capital expenditures respecting the walls, foundations and roof membranes (“Landlord’s Maintenance”); provided, however, notwithstanding anything to the contrary in this Lease, in no event shall Landlord have any repair, maintenance or other obligation with respect to the condition of the Property as of the Lease Commencement Date (e.g., Landlord shall not be obligated to fix anything that is broken as of the Lease Commencement Date) nor shall Landlord have any obligation for any repairs, alterations or replacements necessitated by the willful acts or negligence of Tenant, its agents or employees for which costs Tenant shall be responsible.  Landlord’s Maintenance shall be at a standard which is no less than the lesser of (i) the condition in which the Building was maintained immediately prior to the Lease Commencement Date, or (ii) the condition of other buildings similar to the Building located in Calabasas, California (“Comparable Buildings”).  Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or alterations in or to the Demised Premises throughout the Lease Term, except for those repairs, replacements or alterations hereby provided for as Landlord’s Maintenance within this Section I and for common area maintenance expenses, Tenant hereby assuming responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises, subject to the provisions of Articles 0 and 0 and except for any such repairs, alterations or replacements necessitated by the willful acts or negligence of Landlord, its agents or employees.

B.            Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage

6

or deed of trust covering the Demised Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying that Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In the event Landlord fails to commence performance within thirty (30) days after such written notice from Tenant (except in the case of emergencies (i.e., the imminent threat of loss of life, serious injuries to persons or material damage to property), then within one (1) business day after written notice by Tenant to Landlord), Tenant shall have the right to perform such work as may be necessary to cure such default upon delivery of an additional five (5) business days’ notice to Landlord that Tenant is performing such work.  If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord prior to the expiration of such 5-business day period (the “Outside Repair Period”), then Tenant shall be entitled to perform such work and to reimbursement by Landlord of Tenant’s actual, reasonable, and documented costs and expenses in performing such maintenance and/or repairs.  Such reimbursement shall be made within thirty (30) days after Landlord’s receipt of invoice of such costs and expenses, and if Landlord fails to so reimburse Tenant within such 30-day period, then Tenant shall be entitled to offset against the Rental payable by Tenant under this Lease the amount of such invoice together with interest thereon at the Default Rate, which shall have accrued on the amount of such invoice during the period from and after Tenant’s delivery of such invoice to Landlord through and including the earlier of the date Landlord delivers the payment to Tenant or the date Tenant offsets such amount against the Rental; provided, however, that notwithstanding the foregoing to the contrary, if (i) Landlord delivers to Tenant prior to the expiration of the Outside Repair Period described above, a written objection to Tenant’s right to receive any such reimbursement based upon Landlord’s good faith claim that such work did not have to be performed by Landlord pursuant to the terms of this Lease, or (ii) Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice based upon Landlord’s good faith claim that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such 30-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement or offset against Rent, but Tenant, as its sole remedy, may proceed to institute an arbitration proceeding through the American Arbitration Association to determine and collect the amount, if any, of such reimbursement.  In the event Tenant prevails in such arbitration and receives a monetary arbitration award against Landlord, then Landlord shall pay such arbitration award to Tenant within thirty (30) days of date such arbitration award is issued.  If such arbitration award is not so paid, then, notwithstanding any contrary provision of this Lease, Tenant shall be entitled to offset against the Rental payable under this Lease the amount of such monetary arbitration award together with interest which shall have accrued on such monetary arbitration award during the period from and after the day after the date such monetary arbitration award was issued through and including the date that Tenant offsets against the Rental the amount of such monetary arbitration award, at the Default Rate.  In the event Tenant undertakes such repairs and/or maintenance and such work will affect the Building systems and equipment, any structural portions of the Building, any Common Areas or other areas outside the Building and/or the exterior appearance of the Building or other exterior portions of the Property, Tenant shall use only those unrelated third party contractors used by Landlord in the Building (provided such contractor information has been provided to Tenant in

7

writing prior to the default or within one (1) business day of Tenant’s written request therefor) for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings.  Tenant shall comply with the other terms and conditions of this Lease applicable to Alterations if Tenant takes the required action, except that Tenant is not required to obtain Landlord’s consent for such repairs.  Subject to the provisions of this Section 7.01(b), Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

C.            Landlord shall furnish to Tenant and maintain (i) water (hot and cold) at those points of supply provided for general use of occupants of the Building; (ii) heating, ventilating and air-conditioning (HVAC) sufficient for normal comfort for normal office use of the Demised Premises per the standards of the lesser of (i) the condition of the Building as of the Lease Commencement Date, or (ii) those in Comparable Buildings, Monday through Friday from 7:00 A.M. to 6:00 P.M., and Saturday from 8:00 A.M. to 2:00 P.M. (“Business Hours”); (iii) janitorial service to the Common Areas on Business Days, pursuant to the Building standard cleaning specifications; (iv) elevator service, in common with other tenants and occupants, to the floor on which the Demised Premises are located; (v) replacement of Building-standard light bulbs and fluorescent tubes, provided that the cost of such bulbs and tubes shall be paid by Tenant; and (vi) electric current, and utilities for the Building as necessary for general office use.  Landlord shall maintain the common areas of the Building in good order and condition.  If Tenant desires any of the services specified in this Section 7.1 at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord on the business day preceding such extra usage, subject to the provisions set forth below in subsection (d).

D.            Notwithstanding anything to the contrary in this Lease, Tenant shall not, without Landlord’s prior written consent, (i) use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than currently existing in the Demised Premises, which may materially affect the temperature otherwise maintained by the air conditioning system, or (ii) materially increase the water normally furnished for the normal office use for the Demised Premises by Landlord pursuant to the terms this Lease.  In addition, Tenant shall not use electricity in the Demised Premises in excess of the capacity of the electricity feeders and risers currently serving the Demised Premises.  If Tenant uses water materially in excess of the quantities to be provided by Landlord for normal office use pursuant subsection (c) above, or if Tenant’s consumption of electricity shall exceed four (4) watts per usable square foot of the Demised Premises for connected electrical load of 120/208 voltage power equipment and one (1) watt per usable square foot of the Demised Premises for connected electrical load for 277/480 voltage power equipment, calculated on an average annualized basis for the Business Hours set forth above as reasonably determined by Landlord, then Tenant shall pay to Landlord, within ten (10) days after billing, the sum of (A) the actual cost of such excess consumption plus a ten percent (10%) surcharge on such costs to cover Landlord’s administrative costs, plus (B) the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption.  If Tenant uses HVAC in the Demised Premises during hours other than the Business Hours, then the hourly

8

after-hours HVAC charge to Tenant therefor shall be equal to Thirty-Five Dollars ($35.00) per floor per hour.

II.            Abatement Event.  In the event Tenant is prevented from using, and does not use, the Demised Premises or any portion thereof, as a result of any disruption, failure, lack or shortage of any such service or utility listed herein due to any cause whatsoever (an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues uninterrupted for five (5) consecutive business days after Tenant gives any such notice as provided in this Section 7.02 (the “Eligibility Period”), then Tenant shall be entitled to an abatement of Base Rent after the expiration of the Eligibility Period for such period that Tenant continues to be so prevented from using, and does not use, the Demised Premises or a portion thereof, in the proportion that the rentable area of the portion of the Demised Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Demised Premises; provided, however, that if Tenant is prevented from using, and does not use, a portion of the Demised Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Demised Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Demised Premises.  Such right to abate Base Rent shall be Tenant’s sole and exclusive remedy at law or in equity as a result of an Abatement Event.  To the extent Tenant is entitled to abatement without regard to the Eligibility Period because of an event described in Articles 10 or 11 below, then the Eligibility Period shall not be applicable..

III.           Intentionally deleted.

IV.           Use of Demised Premises.

A.            During the Lease Term, Tenant’s use of the Demised Premises shall be for a call center, general office and administrative use or any other lawful use consistent with Tenant’s business operations.  Without limiting the provisions of this Section IV, or Sections 0, or I, Tenant shall not use or occupy or permit the Demised Premises to be used or occupied, nor do or permit anything to be done in or on the Demised Premises, in whole or in part, in a manner which would in any way violate any certificate of occupancy affecting the Demised Premises, or make void or voidable any insurance then in force with respect thereto, or which may make it impossible to obtain fire or other insurance thereon required to be furnished by Tenant hereunder, or which may result in increases in insurance costs of Landlord, or as will cause or be apt to cause structural injury to the Improvements or any part thereof or adversely affect any Building systems or equipment, or as will constitute a public or private nuisance, and shall not use or occupy the Demised Premises in a manner which may violate any present or future laws, regulations, ordinances or requirements of the Federal, State or municipal governments, or of any departments, subdivision, bureaus or offices thereof, or of any other governmental, public or quasi-public authorities now existing or hereafter created, having jurisdiction in the Demised Premises; provided, however, that Tenant may, in good faith (and wherever necessary in the name of, but without expense to, the Landlord) contest the validity of any such laws, regulations, ordinances or requirements and, pending the determination of such contest, may postpone

9

compliance therewith, except that the Tenant shall not so postpone compliance therewith if such postponement will subject the Landlord to any fine or penalty or to prosecution for a crime.  Tenant will indemnify, defend and save harmless Landlord, in Landlord’s individual as well as Landlord’s representative capacity, if any, against any recovery or loss to which Landlord may be subject or which Landlord may sustain, including reasonable attorney fees and expenses incurred by Landlord arising from any breach of this covenant or by reason of any action or proceedings which may be brought against Landlord or against the Demised Premises, or any part thereof, by virtue of any violation by Tenant of such laws, regulations, ordinances or requirements, and except that Tenant shall not indemnify Landlord against the negligence or willful acts of Landlord, its agents and employees.

B.            Landlord acknowledges that Tenant, for the benefit of itself and its Affiliates, reserves and maintains the exclusive right to the Banking Use within the Building during the Lease Term.  For purposes of this section, the term “Banking Use” is defined as conducting retail or wholesale banking operations, which include, but are not limited to, receiving deposits or making loans to the general public, whether done by a state bank, national bank, savings and loan institution, credit union, investment brokerage firm, mortgage company, or other entity and whether accomplished by means of full service, express service or motorbank facilities.  Except as aforesaid, so long as Tenant or its Affiliates lease any portion of the Demised Premises pursuant to this Lease, Landlord shall not lease, sublease, license, grant occupancy rights to or permit any portion of the Building be used for any Banking Use by any person or entity other than Tenant and its Affiliates.

7.05         Continuous Use.  Tenant shall not be required to occupy the Demised Premises or conduct any business therein and neither failure to occupy or operate on the Demised Premises, nor the abandonment of the Demised Premises by Tenant, shall constitute an Event of Default or breach of this Lease by Tenant.

Signage.  Tenant is permitted to maintain its existing signs on the Demised Premises, including but not limited to, Tenant’s monument signs (if any) located on the Building, provided that Tenant shall, at Tenant’s sole cost and expense, (i) repair and maintain the same in a condition consistent with signage at Comparable Buildings, and (ii) remove such existing signs at the end of the Lease Term and repair any and all damage caused by such removal.

I.              Use of Parking Facilities.  Commencing on the Lease Commencement Date, Tenant shall be entitled to use four (4) unreserved, undesignated spaces per 1,000 square feet of the Demised Premises (the “Parking Spaces”), which Parking Spaces shall be located in the Parking Area and available to Tenant’s employees, customers, agents, contractors and other invitees on a first-come basis.  The Parking Spaces shall be at no additional cost or expense to Tenant.  This Lease shall not create a bailment between the parties hereto.  Tenant’s use of the Parking Spaces shall be subject to all applicable laws and any non-discriminatory rules and regulations reasonably established from time to time by Landlord of which Tenant is given written notice.

II.            Tenant’s Duty of Repair and Replacement; Indemnification.  Notwithstanding anything to the contrary in this Lease, it is the intention of the parties that Landlord shall have no obligation respecting the maintenance, replacement, rebuilding and repair of the non-structural interior elements of the Demised Premises or to make any alterations or renewals of any nature,

10

except for those maintenance responsibilities of Landlord expressly set forth in Section I.  To this end, Tenant shall take good care of the nonstructural portions of the Demised Premises as now or as hereafter improved, make all repairs, replacements, installations and renovations thereto, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, and shall maintain and keep the said Demised Premises, excluding the Common Areas, in good order and appearance, and first class repair and condition, subject to the provisions of Section I and Articles 0 and 0 and except that Tenant shall not be responsible for repairs necessitated by the willful acts or negligence of Landlord, its employees and agents.  Tenant shall indemnify, defend and hold Landlord harmless of and from any and all claims, demands, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees), upon or arising out of the failure of Tenant to perform the covenants in this Section II.  Tenant further shall keep the Demised Premises free and clear of any and all mechanics’ liens or other similar liens or charges incidental to work done or material supplied at the instance of Tenant in or about the Demised Premises.

III.           Alterations.  Tenant may not make any Alterations without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) Business Days prior to the commencement thereof.  Landlord shall not unreasonably withhold or delay its consent for any Alterations (provided that an Event of Default does not exist), except that Landlord may withhold its consent, in its sole and absolute discretion, with respect to such Alterations which affect (i) the moving of any walls or improvements which Landlord intends to use in their currently existing configuration following the termination or expiration of this Lease, (ii) affect the structural components of the Building, and/or (iii) Building systems and equipment.  In addition, notwithstanding anything to the contrary in this Lease, in the event Landlord consents to any Alterations, Landlord may condition its consent upon the requirement that Tenant shall, at Tenant’s sole cost and expense, remove such Alterations at the end of the Lease Term and repair any and all damage to the Property caused by such removal.  Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations.  All Alterations shall be subject, however, in all cases to the following:

A.            no Alterations shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction;

B.            any Alterations shall be made promptly (Unavoidable Delays excepted) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all Federal, State and municipal governments, departments, commissions, boards and officers, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters or any other body or bodies hereafter exercising similar functions;

C.            the cost of any such Alterations shall be paid in strict accordance with the terms of payment provided in the contracts and subcontracts made with mechanics and materialmen for labor and materials supplied to the Demised Premises;

11

D.            Builders Risk Insurance and general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than $5,000,000 in the event of bodily injury or death to one person and not less than $10,000,000 in the event of bodily injury or death to any number of persons in any one accident, and with limits of not less than $5,000,000 for damages or injury to property with not more than $25,000 deductible, shall be maintained by Tenant at Tenant’s sole cost and expense at all times when any substantial work is in progress in connection with any Alterations.  All policies or certificates therefor issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord;

E.             Tenant shall utilize only contractors, materials, mechanics and materialmen reasonably approved by Landlord;

F.             the plans, specifications and working drawings for any such Alterations shall be subject to Landlord’s reasonable approval, but in no event shall Landlord’s approval thereof create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities;

IV.           Waste.  Tenant will not do, permit or suffer any waste, damages or injury to or upon the Demised Premises or any part thereof.

V.            Compliance with Law.  Except in respect of repairs or replacements which are the responsibility of Landlord under Section I, Tenant shall comply with and obey the direction of, at its own expense during the Lease Term, all present and future laws, acts, rules, requirements, orders, directions, ordinances and/or regulations, ordinary or extraordinary, foreseen or unforeseen, concerning Tenant’s use of the Demised Premises or any part thereof, of any federal, state, municipal or other public department, bureau, officer or authority or any Board of Fire Underwriters, or other body having similar functions, or of any liability, fire or other insurance company having policies outstanding with respect to the Demised Premises.  Tenant further shall protect, hold harmless, defend and indemnify Landlord of and from all fines, penalties, liabilities, costs, expenses (including, but not limited to, reasonable attorneys’ fees), claim or claims for damages of every kind and nature arising out of any failure to comply with any such laws, acts, rules, requirements, orders, directions, ordinances and/or regulations described in the preceding sentence.

VI.           Landlord Not Liable.  Except as otherwise provided in this Lease, Landlord shall not be responsible or liable for, and rent shall not abate by reason of, any damage or injury to any property, fixtures, merchandise or decorations or to any person or persons at any time on the Demised Premises or Property from fire, explosion, falling plaster, broken glass, steam, gas or electricity or from water, rain or snow, whether the same may leak into, issue or flow from any part of the Improvements or from pipes, appliances or plumbing work of the same, or from the roof or street or subsurface or any other place or quarter; nor shall Landlord be in any way responsible or liable in case of any accident or injury including death of or to any of Tenant’s servants, employees, agents, or to any person or persons in or about the Demised Premises or Property or the streets, sidewalks or vaults adjacent thereto, except to the extent caused by any willful act or gross negligence of Landlord, its agents or employees; and Tenant agrees that it

12

will not hold Landlord in any way responsible or liable therefor (including, without limitation, any damage to Tenant’s business) and will further indemnify, defend and hold Landlord harmless from and against any and all claims, liability, penalties, damages, expenses and judgments arising from any such injury or damage to persons or property of any nature occurring during the term hereof, except that Tenant will not indemnify, defend and save harmless Landlord from and against any loss, damage or liability to the extent occasioned by any willful act or negligence on the part of Landlord, its agents or employees.

VII.          Entry; Security Considerations.  Tenant shall permit Landlord and its employees, agents and contractors to enter the Demised Premises and all parts thereof (i) upon forty-eight (48) hours prior notice (or without notice in an emergency if loss of life, injuries to persons or damage to property is believed to be imminent), at all reasonable times for any of the following purposes: to inspect the Demised Premises; to maintain the Demised Premises; to make such repairs to the Demised Premises as Landlord is obligated or may elect to make; to make repairs, alterations or additions to any other portion of the Demised Premises.  The above mentioned rights of entry shall not impose or imply any duty on the part of Landlord to make any such repairs or perform any such work to the Demised Premises.  With respect to any such entry which is not an emergency entry, Landlord agrees not to unreasonably disturb Tenant’s use or enjoyment of the Demised Premises, and to minimize disruption to Tenant as much as reasonably practical, Landlord shall have such right of entry without any rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Demised Premises hereby occasioned.  Notwithstanding the foregoing, Landlord shall not be allowed access to any secured areas, including, but not limited to, vaults or other areas where money or other important documents are stored, without the presence of a representative of Tenant.  Further, all access by Landlord to the Demised Premises shall be in conformance with commercially reasonable security policies and standards consistent with security procedures in effect prior to the Lease Commencement Date.

VIII.        No Liens.  Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the Demised Premises.  Whenever and as often as any such lien shall have been filed against the Demised Premises based upon any action or interest of Tenant or any subtenant, for or affecting any materials, machinery or fixtures used in the construction, repair or operation thereof, or annexed thereto by Tenant or any subtenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien, which action shall be taken within fifteen (15) Business Days from the date on which Tenant is first made aware of such lien.

IX.           Surrender.  Upon the expiration or earlier termination (see Article 8)  of the Lease Term or on the sooner termination thereof, Tenant shall peaceably and quietly leave, surrender and yield up unto Landlord the Demised Premises in a broom clean condition and with the Demised Premises in a condition at least equal to the condition existing on the Lease Commencement Date (with any Alterations removed which Landlord has required to be removed).  Upon any such expiration of the term or earlier termination of the Lease, all leasehold improvements within the Demised Premises, Alterations and other property then located within the Demised Premises (other than Seller’s computers, CPUs, laptops, servers, files and other personal property which contains customer information) shall become the property of Landlord.

13

Notwithstanding the foregoing, no computer servers, CPUs, laptops, files or other personal property which contains customer information (collectively, the “Protected Items”) shall become the property of or shall be disposed of by Landlord and Tenant shall remove all such Protected Items by the end of the Lease Term, and if Tenant fails to so remove such Protected Items, then Landlord may arrange for storage of the same at Tenant’s sole cost and expense for a period not less than thirty (30) days, only after first providing an additional written notice to Tenant and five (5) additional business days, and access during Landlord’s normal business hours, for Tenant to retrieve said items, it being acknowledged by both Landlord and Tenant that such items may contain sensitive, confidential and/or proprietary information which is the subject of federal regulations as to ownership, possession, storage, disposal, removal or other handling.

X.            Landlord Lien Waiver.  Notwithstanding anything in the foregoing to the contrary, Landlord hereby specifically waives and disclaims any and all rights to a landlord or other statutory or common law lien upon the personal property of Tenant.

CONTRACTION/EARLY TERMINATION RIGHTS

I.              Contraction Rights.  Notwithstanding anything in this Lease to the contrary, so long as no material Event of Default exists beyond any applicable notice and cure periods, Tenant shall have the right, commencing on the day immediately after September 31, 2008, to reduce the Demised Premises (the “Contraction Rights”) in contiguous full floor increments up to one hundred (100%) percent of the Demised Premises (the “Termination Space”).  In no event shall the Contraction Rights apply to less than an entire floor.  Tenant shall give Landlord not less than 15 days prior written notice of the exercise of its Contraction Rights, which notice shall include a description of the Termination Space which Tenant desires to surrender and the date on which Tenant shall vacate and surrender such Termination Space (“Contraction Exercise Date”).  Upon such Contraction, Base Rent shall be reduced in proportion to the square footage of the Termination Space.

II.            Holdover After Contraction Exercise Date.  Should Tenant provide notice to Landlord of its intent to vacate the Termination Space and subsequently fail to vacate the Termination Space by the stated Contraction Exercise Date, Tenant shall be deemed a holdover Tenant pursuant to Section I as to the Termination Space, and shall be subject to any penalties and waivers specified in Section I as they apply to the Termination Space.

III.           Early Termination Rights.  Notwithstanding anything in this Lease to the contrary, so long as no material Event of Default exists beyond any applicable notice and cure periods, Tenant shall have the right, commencing on the day immediately after September 31, 2008, to terminate this Lease provided Tenant notifies Landlord in writing of its intent to so terminate this Lease at least 15 days prior to the termination date set forth in such notice (the “Early Termination Date”).  If Tenant exercises its right to so terminate this Lease, this Lease and the Lease Term hereof shall end on the Early Termination Date and Rental shall be apportioned and paid to the Early Termination Date; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination of this Lease.

14

INSURANCE

I.              Coverage.  From and after the Lease Commencement Date, Tenant will, at its sole cost and expense, keep and maintain policies of:

A.            all risk property casualty insurance on all personal property, fixtures and equipment owned by Tenant and Alterations within the Demised Premises against loss or damage by fire, lighting, windstorm, hail, explosion, aircraft, smoke, vandalism, malicious mischief, vehicle damage and other risks from time to time included under “special form” policies;

B.            general public liability insurance protecting and indemnifying Tenant and Landlord against any and all claims for damages to persons or property or for loss of life or of property occurring upon, in or about the Demised Premises and Property and the adjoining streets and passageways, such insurance to be in the amount of not less than $5,000,000 in respect of bodily injury or death to any one person and not less than $10,000,000 in respect of any one accident or occurrence and not less than $5,000,000 for property damage and may include provisions for deductibles or self insured retentions not to exceed $250,000 per occurrence;

C.            workmen’s compensation insurance (or a state plan giving comparable coverage) covering all persons employed in connection with any work done on or about the Demised Premises in connection with which claims for death or bodily injury could be asserted against Tenant; and

D.            such other insurance as Landlord and any mortgagee of the Demised Premises may from time to time reasonably request to protect Landlord, Tenant and/or the Demised Premises and Property including pollution legal liability coverage in such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the Demised Premises and Property, and similarly located.

II.            Policies.  All insurance provided for in subsection D of Section III hereof and subsections A, B and D of Section I hereof, if readily obtainable, shall be effected under standard form policies issued by insurers of recognized financial responsibility, having a Best rating equal to the better of the rating required by the holder of any Mortgage on the Demised Premises or of A:X or better, authorized to do business in the State.  Any policies of insurance, other than those described in subsection C of Section I hereof, shall expressly provide that any losses thereunder shall be adjusted and paid as provided in Article 0.  All such insurance shall be carried in the name of Tenant and Landlord and the holder of any Mortgage on the Demised Premises shall be named as additional insureds (except with respect to the policies described in subsection C of Section I hereof, for which only Tenant shall be the named insured), as their respective interests may appear, and the proceeds thereof shall be held and disbursed in accordance with the provisions of Article 0 of this Lease.

15

III.           Renewals.  Upon the execution and delivery of this Lease and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, certified copies of all policies required hereunder, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered by Tenant to Landlord.

IV.           No Separate Insurance.  Neither Landlord nor Tenant shall take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Tenant unless Landlord or Tenant, respectively, and the holder of any mortgage on the Demised Premises, is included therein as an insured, with loss payable as in this Lease provided.  Each party shall immediately notify the other of the taking out of any such separate insurance and shall deliver certified copies therefor as provided in Section III hereof.

V.            Notifications to Landlord.  Each policy delivered hereunder shall contain an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord and to any mortgagee named or required to be named in such policy.

VI.           INTENTIONALLY DELETED.

VII.          Blanket Policies.  Any insurance required to be maintained by Tenant may be taken out under a blanket insurance policy or policies covering other premises, properties or insured in addition to the Demised Premises; provided, however, that any such policy of blanket insurance either shall specify therein, or Tenant shall furnish Landlord with a written statement from the insurer under such policy so specifying, the amount of the total insurance allocated to the Demised Premises, i.e. a so-called “agreed amount endorsement”.

VIII.        Tenant Trade Fixtures.  If Tenant procures and maintains insurance upon its signs, trade fixtures and other similar equipment, Tenant shall be the sole owner of such insurance and shall recover and retain the proceeds of such insurance in the event of any loss covered by such insurance; provided, however, Landlord shall be the sole owner of any insurance proceeds applicable to loss of “Personal Property,” as such term is defined in the Purchase Agreement and which are subject to the Bill of Sale thereto.

IX.           Failure to Maintain Insurance.  Should Tenant fail to effect, maintain or renew any insurance provided for in this Article 0, or to pay the premium therefor, or to deliver to Landlord any of such policies or certificates, then and in any of said events Landlord, at its option, but without obligation so to do, may with reasonable prior written notice to Tenant procure such insurance, and any sums expended by it to procure any such insurance shall be Rental hereunder and shall be repaid by Tenant within thirty (30) days after receipt of bills therefor from Landlord.

X.            Indemnity.  Without limitation of any other obligations of Tenant set forth elsewhere in this Lease, Tenant shall indemnify, defend, protect, and hold harmless the Landlord and its directors, officers, employees and agents (collectively, the “Landlord Parties”) from any and all loss, cost, damage, expense and liability (collectively, “Claims”), including,without

16

limitation court costs and reasonable attorneys’ fees, incurred in connection with or arising from the following:  (i) any cause in, on or about the Demised Premises or Property during the Lease Term (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Demised Premises); (ii) any breach by Tenant of its obligations under this Lease; provided, however, in no event shall Tenant be required to indemnify the Landlord Parties for any Claims to the extent arising from the negligence or willful misconduct of the Landlord Parties; and (iii) any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Property on or after the Lease Commencement Date, except to the extent resulting from the negligence or willful misconduct of Landlord or Landlord Parties for which Landlord shall indemnify, defend, protect, and hold harmless the Tenant and its directors, officers, employees, and agents from any and all loss, cost, damage, expense and liability, including without limitations, court costs and reasonable attorneys’ fees.  The provisions of this Section 9.10 and all other indemnity obligations set forth in this Lease shall survive the expiration or sooner termination of this Lease.

XI.                                Self Insurance.  So long as Tenant has fully and timely performed its obligations under this Lease, and has a tangible net worth (determined in accordance with generally accepted accounting principles) of not less than One Hundred Million Dollars ($100,000,000), Tenant may satisfy all or any part of its obligations to provide insurance under this Lease by way of Self-Insurance (as defined below) provided and upon the condition that Tenant provides written notice of same to Landlord of its election to provide Self-Insurance prior to implementing the same and compliance by Tenant with each of the following provisions:

1.                                       For purposes hereof, “Self-Insurance” means that Tenant is acting as though it were the insurance company providing the insurance required under the provisions of this Article and Tenant shall pay any and all amounts due in lieu of insurance proceeds as required under the provisions of this Lease, which amounts shall be treated as insurance proceeds for all purposes under this Lease; and

2.                                       All amounts which Tenant pays or is required to pay and all losses or damages resulting from risks for which Tenant has elected to cover by Self-Insurance shall be subject to the waiver of subrogation provisions set forth in this Lease and shall not limit Tenant’s or Landlord’s indemnification obligations set forth in this Lease; and

3.                                       If Tenant elects to cover any risk by Self-Insurance, and an event or claim occurs which a defense and/or coverage would have been available from the insurance carrier had Tenant not elected to cover such risk with Self-Insurance, Tenant, using the auspices of a recognized independent insurance adjuster, shall:

a)                                      undertake the defense of any such claim, including, without limitation, a defense of Landlord, at Tenant’s sole cost and expense; and

17

b)                                     use of Tenant’s own funds to pay any claim or replace, reconstruct and/ or fully repair any property (including the Tenant Improvements) or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to cover such risk with Self-Insurance; and

4.                                       In no event shall Landlord be entitled to less coverage or benefits than Landlord would have been entitled to had Tenant obtained the insurance required under this Lease from a third party insurance carrier; and

5.                                       Tenant shall respond promptly to all inquiries from Landlord with respect to any claim or loss, shall keep Landlord fully informed of the status of all claims and losses, shall work cooperatively with Landlord in addressing all such claims and losses, and shall have the same duty to act in good faith towards the Landlord as an insurer would have under the laws and regulations of the state in which the Demised Premises is located.

DAMAGE OR DESTRUCTION

I.                                         Damage; Insurance Proceeds.  If during the Lease Term, the Improvements shall be destroyed or substantially damaged (substantial damage being defined as damage of thirty five percent (35%) or more of the full insurable value of any of the buildings comprising the Demised Premises exclusive of brick, concrete or stone foundations below grade), then and in such event, Landlord or Tenant shall have the right to terminate this Lease by giving notice to the other not later than thirty (30) days after the happening of such destruction or damage (the “Termination Notice”), in which event all rent shall be apportioned to the date of damage or destruction and Tenant shall be relieved of any obligation of repair or restoration, but the entire proceeds of any such insurance shall be paid over to Landlord and not to Tenant.  Notwithstanding anything to the contrary in this Lease, in no event shall Landlord have any obligation to repair any material portion of the Property damaged by fire or other casualty during the Lease Term.

II.                                     No Abatement.  Tenant shall be entitled to an equitable abatement, allowance, reduction or suspension of rent if part or all of the Demised Premises shall be untenantable owing to the partial or total destruction thereof.

III.                                 Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 10, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Property, and any statute or regulation of the State, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Property.

18

CONDEMNATION

I.                                         Substantial Taking.  If, at any time during the Lease Term there shall be a Taking of the whole or substantially all of the Demised Premises, this Lease shall terminate and expire on the date of such Taking and the Rental and other charges payable hereunder shall be apportioned and paid to the date of such Taking.

II.                                     Forty Percent or More Taking.  If, at any time during the Lease Term there shall be a Taking of more than forty percent (40%) of the Improvements with respect to any of the Building, either party shall have the right upon thirty (30) days notice (such notice to be given no later than the date that title be vested in the appropriating authority) to terminate this Lease, and in the event of such election by either party, this Lease shall terminate and expire on the date of such Taking, and the Rental and other charges payable hereunder shall be apportioned and paid to the date of Taking.

III.                                 Award Payable to Landlord.  In the event of a Taking described in Section I or Section II where either party shall elect to terminate this Lease, Landlord shall be entitled to the entire award or awards made in connection with such Taking.

IV.                                 No Termination.  In the event of a Taking of any of the Building where Tenant or Landlord do not elect or do not have the right to elect to terminate this Lease, this Lease shall continue in full force and effect and the net annual base rent required by Section I hereof shall be abated in the ratio of the number of square feet of the portion of the Demised Premises so taken bears to the total number of square feet of the Demised Premises existing immediately prior to the Taking.

V.                                     No Restoration Obligation.  Notwithstanding anything to the contrary in this Lease, in no event shall either party have any obligation to repair or restore the Demised Premises or Property, and to extent the remaining portion of the Demised Premises existing after the Taking is not sufficient to allow Tenant to effectively conduct its business therein or cannot be legally occupied by Tenant, this Lease shall terminate and expire on the date of such Taking and the Rental and other charges payable hereunder shall be apportioned and paid to the date of such Taking.

VI.                                 Temporary Taking.  If, at any time during the Lease Term there shall be a Temporary Taking, this Lease shall continue in full force and effect without abatement of rent and the award or awards made in connection with such Temporary Taking shall be the sole property of Tenant, unless the period of occupancy by the condemning authority extends beyond the Lease Term in which case the award shall be equitably apportioned between Landlord and Tenant.

19

ASSIGNMENT, SUBLETTING, ETC.

I.              Assignment and Subletting.

A.            Landlord and Tenant hereby acknowledge and agree that Tenant is leasing the Demised Premises for temporary purposes only as a short-term lease back following Landlord’s acquisition of the Property pursuant to the Purchase Agreement.  Accordingly, except as otherwise provided below in Section 12.01(b), Tenant hereby acknowledges and agrees that it shall not have any right to assign, mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises by any persons other than Tenant and its Affiliates.

B.            Notwithstanding Section 12.01(a) above to the contrary, Tenant shall have the right, without the Landlord’s prior written consent, at any time during the Lease Term, to assign Tenant’s entire interest under this Lease or sublease all or a portion of the Demised Premises to an Affiliate (hereinafter, a “Permitted Transfer”), provided that (a) the Affiliate is a bona fide entity engaged in a business substantially similar to Tenant, (b) the Affiliate shall assume the obligations of Tenant under this Lease by signing a commercially reasonable assumption agreement (provided, however, in no event shall such assumption relieve Tenant from liability under this Lease), (c) such assignment or sublease shall not be a subterfuge by Tenant to avoid its obligations under this Lease, and (d) Tenant shall give Landlord not less than ten (10) Business Days prior written notice of any such assignment or sublease to an Affiliate.

II.            No Release of Tenant.  No Permitted Transfer shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rental and to perform all other obligations to be performed by Tenant hereunder.  The acceptance of Rental by Landlord from any person other than Tenant shall not be deemed Landlord’s consent to any assignment to or subletting by such other person.  In the event of default by the Affiliate subject to a Permitted Transfer in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said Affiliate.

III.           Documents Required for Permitted Transfer.  Tenant’s written request to Landlord regarding a Permitted Transfer (the “Permitted Transfer Notice”) shall be accompanied by (a) the name and legal composition of the applicable Affiliate; (b) the nature of said Affiliate’s business to be carried on in the Demised Premises; and (c) the terms and provisions of the applicable Permitted Transfer which shall include an express assumption of the terms of this Lease by the applicable Affiliate.

20

SUBORDINATION OF LEASE; NON-DISTURBANCE

I.              Subordination; Non-Disturbance.  This Lease is subject and subordinate to all present and future Mortgages, now or hereafter in force against the Demised Premises and/or Property and to all advances made or hereafter to be made upon the security of such Mortgages, unless the holders of such Mortgages require in writing that this Lease be superior thereto.  The terms of this Section shall be self-operating and no further instrument of subordination shall be required in order to effect such subordination.  Tenant shall, within fourteen (14) days after request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary or as otherwise requested by the holder of any Mortgage to evidence or confirm the subordination or superiority of this Lease to any such Mortgages.  Tenant agrees to attorn to any mortgagee or purchaser in a foreclosure sale and to recognize such mortgagee or purchaser as the lessor under this Lease.

II.            Subordination of Mortgage.  Any mortgagee of all or any part of the Demised Premises may at any time elect to cause this Lease to have priority over its Mortgage, by executing unilaterally an instrument subordinating its Mortgage to this Lease, or placing a clause of such subordination in its Mortgage and recording the same or in any pleadings filed by such mortgagee, in which event this Lease shall have priority over said Mortgage.

DEFAULT PROVISIONS

I.              Default; Remedies.  The occurrence of any one or more of the following events shall constitute an “Event of Default” and breach of this Lease by Tenant:

A.            The failure by Tenant to make any payment of Rental or any other payment required to be made by Tenant hereunder, as and when due, if such failure continues for a period of five (5) business days after Tenant receives written notice from Landlord to Tenant of the failure to make such payment, provided that any such notice delivered by Landlord shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar successor law.

B.            The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (a) above, if such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant (or such longer time as may be reasonably necessary to cure so long as Tenant shall have commenced to cure the same within said thirty (30) days and diligently prosecutes the same to completion, provided that any such notice delivered by Landlord shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar successor law.

C.            (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) the filing by Tenant of a voluntary petition in bankruptcy under Title

21

11 U.S.C. or the filing of an involuntary petition against Tenant which is not dismissed within sixty (60) days after filing; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease, provided, however, in the event that any provisions of this Section I.C is contrary to any applicable law, such provision shall be of no force or effect.

In the event of any of the foregoing Events of Default, Landlord shall be entitled, at its election, to exercise concurrently or successively, any one or more of the following rights and remedies, without any additional notice or demand whatsoever:

1.             Without waiving such default and without releasing Tenant from any of its obligations under this Lease, to pay any sum required to be paid by Tenant and which Tenant has failed to pay and to perform any obligation required to be performed by Tenant (and Landlord may enter the Demised Premises for such purposes) for the account of Tenant, and any amount so paid by Landlord shall bear interest thereon equal to the Default Rate.  Any amount or amounts paid by Landlord for the account of Tenant for the performance of any obligations required to be performed by Tenant shall be treated as Rental due hereunder and Landlord may exercise concurrently or successively any one or more of the rights and remedies contained in this Lease for the enforcement of the payment of Rental, which obligations of Tenant shall survive the expiration or sooner termination of this Lease.

2.             To enjoin any breach by Tenant of the covenants hereof.

3.             To bring suit for the collection of the Rental or other amounts for which Tenant may be in default, or for the performance of any other covenant devolving upon Tenant for performance, or damages therefor, plus, to the extent permitted by law, costs and reasonable attorney fees, all without entering into possession or terminating this Lease.

4.             To reenter the Demised Premises, and take possession thereof, without thereby terminating this Lease, and thereupon, to expel all persons and remove all property therefrom, and relet the Demised Premises making reasonable efforts therefor, for such periods and upon such terms according to Landlord’s sole discretion, and receive the rent therefrom, applying the same first to the payment of the reasonable expenses of such reentry and the cost of such reletting, including but not limited to the expense of such decorations, alterations and remodeling as shall be incident to such reletting, then to costs and, to the extent permitted by law, reasonable attorney fees, and then to the payment of the Rental and other sums accruing hereunder, and Tenant, whether or not the Demised Premises are relet, shall remain liable for any deficiency, which deficiency shall be paid by Tenant to Landlord, periodically, upon the successive days upon which the Rental hereunder is payable.

It is agreed that the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or the appointment of a receiver, or any execution of any decree obtained in any action to recover possession of the Demised Premises, or any reentry, shall not be construed as an election to terminate this Lease unless Landlord shall, in writing, expressly exercise its election to declare the term hereunder ended and to terminate this Lease, and such reentry or entry by Landlord, whether taken under summary proceedings, or otherwise,

22

shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the Lease Term.

1.             To terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

a)                                      The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

b)                                     The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

c)                                      The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

d)                                     Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, and expenses of remodeling the Demised Premises or any portion thereof for a new tenant, whether for the same or a different use and any special concessions made to obtain a new tenant; and

e)                                      At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this subsection (v) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used above in clauses (A) and (B), the “worth at the time of award” shall be computed by allowing interest at the Default Rate.  As used above in clause (C), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

All rights and remedies granted Landlord herein and any other rights or remedies which Landlord may have at law or in equity are hereby declared to be cumulative and not exclusive,

23

and the fact that Landlord may have exercised any remedy without terminating this Lease shall not impair Landlord’s rights thereafter to terminate or to exercise any other remedy herein granted or to which it otherwise may be entitled.

I.              No Waiver.  No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition, nor to justify or authorize the non-observance on any other occasion of the same, or any other covenant or condition hereof, nor shall any waiver or indulgence granted by Landlord or Tenant be taken as an estoppel against Landlord or Tenant, as applicable.  The failure of Landlord to insist at any time upon the strict performance of any of the covenants or agreements or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.

II.            Cure by Landlord.  If an Event of Default occurs, Landlord may, upon an additional five (5) business day written notice to Tenant, at its option, in addition to any other remedy specified herein, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse promptly Landlord therefor (together with Default Interest until paid) and save Landlord harmless therefrom.

III.           Sublessees of Tenant.  If Landlord elects to terminate this Lease on account of any default by Tenant as set forth in this Article 14, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Demised Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

IV.           Consent.  If any action by either party shall require the consent to or approval of such action on any one occasion, the same shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

V.            Landlord Default.  If Landlord fails to perform any of its obligations provided in this Lease within thirty (30) days written notice (or five (5) days written notice if such failure causes the premises to be untenable, unsafe or unhealthful for its occupants)  then Landlord shall be deemed in default, and thereafter Tenant shall be allowed all remedies at law or as provided under this Lease, including but not limited to, lease termination, rental abatement or offset, and/or to perform on Landlord’s behalf and at Landlord’s cost.

BROKERAGE FEES AND COMMISSIONS

Landlord and Tenant each represent and warrant that no real estate broker or agent except

24

Madison Partners (the “Tenant’s Broker”) on behalf of Tenant and Cresa Partners (the “Landlord’s Broker”) acted on its behalf in connection with this lease transaction.  Tenant and Landlord each agree to defend, indemnify and hold each other, its agents, employees, partners, directors, shareholders and independent contractors harmless from and against any and all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys fees and costs, incurred by Landlord or Tenant in connection with a breach of the foregoing representation.  Landlord covenants and agrees that it shall be solely responsible for the payment of any leasing commissions which may become due to Landlord’s Broker in connection with this Lease.  Tenant covenants and agrees that it shall be solely responsible for the payment of any leasing commissions which may become due to Tenant’s Broker in connection with this Lease.  The provisions of this Article 15 shall survive the expiration or sooner termination of this Lease.

INTENTIONALLY DELETED

ENVIRONMENTAL MATTERS

I.              Environmental Covenants.  Tenant covenants and agrees that (a) all uses and operations on or of the Demised Premises and Property by Tenant shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no release of Hazardous Materials in, on, under or from the Demised Premises and/or Property by Tenant; (c) there shall be no Hazardous Materials brought onto the Demised Premises and/or the Property by Tenant, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) consistent with, and in amounts not in excess of, that necessary for general office purposes; (d) Tenant shall keep the Demised Premises and Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, due to any act or omission of Tenant (the “Environmental Liens”); (e) Tenant shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section III below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Tenant shall immediately notify Landlord in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Demised Premises and/or Property; (B) any non-compliance with any Environmental Laws related in any way to the Demised Premises and/or Property; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to the Demised Premises and/or Property; and (E) any written or oral notice or other communication of which Tenant becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials.

II.            Definitions.  “Environmental Law” means any and all present and future Federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act and the Resource Conservation and Recovery Act, that apply to Landlord, Tenant or the Property

25

and relate to Hazardous Materials.  “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint, asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Demised Premises and/or Property is prohibited by any Federal, State or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance”, “hazardous material”, hazardous waste”, “toxic substance”, “toxic pollutant”, “contaminant”, or “pollutant” within the meaning of any Environmental Law.  “Release” of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

III.           Landlord’s Rights.  Without limiting the generality of Landlord’s other rights under this Lease, Landlord and any other person or entity designated by Landlord, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Demised Premises at all reasonable times to assess any and all aspects of the environmental condition of the Demised Premises and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Landlord’s sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing.  Tenant shall reasonably cooperate with and provide access to Landlord and the holder of any Mortgage on the Demised Premises and any such person or entity designated by Landlord or such holder.

IV.           Tenant’s Indemnification.  Without limiting Tenant’s other obligations to indemnify Landlord contained in this Lease, Tenant agrees to indemnify, defend and save harmless Landlord from and against, any and all liabilities, obligations, losses, damages, costs, penalties, expenses (including all reasonable attorneys’ fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever arising from any liability arising out of, resulting from or connected with any breach of the provisions of Sections I, II or III hereof; provided, however, Tenant shall have no indemnification obligation with respect to Hazardous Materials, or violations of Environmental Laws which relate to a period which preceded the Lease Commencement Date.  The provisions of this Section 17.04 shall survive the expiration or sooner termination of this Lease.

QUIET ENJOYMENT

I.              Quiet Enjoyment.  Landlord covenants that Tenant shall quietly enjoy the Demised Premises without hindrance or molestation by any person claiming by, through or under Landlord, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

26

ESTOPPEL CERTIFICATES

I.              Estoppel Certificates.  At any time and from time to time Landlord and Tenant each agrees, upon request in writing from the other, to execute, acknowledge and deliver within thirty (30) days to the other or to any person designated by the other a statement in writing certifying that the Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the other party is not in default in the performance of its covenants hereunder (or if there are such defaults, specifying the same), and the dates to which the rent and other charges have been paid.  Such statement shall be substantially consistent in form and substance with the Estoppel Certificate attached hereto as Exhibit D (the “Estoppel Certificate”), provided the same shall be modified as necessary if being provided by Landlord.

INVALIDITY OF PARTICULAR PROVISIONS — CONSTRUCTION

I.              Separability.  Each and every covenant and agreement in this Lease shall be contained as a separate and independent covenant.  If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid and unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

II.            Governing Law.  This Lease shall be construed and enforced in accordance with the laws of the State of California, without resort to choice of law principles.

NOTICES

Any notice or election which may be or is required to be given pursuant to the provisions of this Agreement must be in writing and will be deemed effective when delivered on the first Business Day after it is sent if sent by Federal Express or other nationally recognized overnight delivery service, or on the third Business Day after the day on which mailed if sent by certified or registered mail, postage prepaid, return receipt requested, and in each case addressed as follows:

AS TO LANDLORD:	DTS, Inc.
5171 Clareton Drive
Agoura Hills, CA 91301
Attn: Facilities Manager and General Counsel
Telephone: (818) 706–3525
Telecopy No.: (818) 827–2470

27

with a copy to:	Greenwald Pauly Foster & Miller
1299 Ocean Avenue, Suite 400
Santa Monica, CA 90401
Attn: Richard L. Miller, Esq. and
Telephone: (310) 451–8001
Telecopy No.: (310) 395–5961

AS TO TENANT:	Countrywide Home Loans, Inc.
Attn: Corporate Administration and Real Estate
(Lease Administration)
31303 Agoura Rd., mail Stop WLAR-01
Westlake Village, CA 91361
Telephone: (818) 874-8584
Telecopy No.: (818) 707–4987

With a copy to:	Countrywide Home Loans, Inc.
Attn: Legal Department/R.E., Mail Stop AC-11
5220 Las Virgenes
Calabasas, CA 91302
Telephone: (818) 871–4808
Telecopy No.: (818) 871–4604

Any notice sent by facsimile transmission must be confirmed by one of the other permitted means.  Any party, by notice to the other as aforesaid, may change its address or addresses.

MISCELLANEOUS

I.              Holding Over.  If Tenant shall remain in possession of all or any part of the Demised Premises after the expiration or earlier termination of the Lease Term, then Tenant shall be deemed a tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) per month of the initial Base Rent referenced in Section 4.01 above, and subject to all of the other terms and provisions hereof, except only as to the Lease Term.  The provisions of this Section 22.01 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

II.            No Merger.  There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Demised Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate and the fee estate in the Demised Premises or any part thereof or any interest in such fee estate, and this Lease shall not be terminated for any reason except as expressly provided in this instrument.

III.           Waiver of Trial by Jury.  LANDLORD AND TENANT HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS LEASE OR ANY

28

ACTS OR OMISSIONS OF LANDLORD OR TENANT AND THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, MEMBERS OR AGENTS IN CONNECTION THEREWITH.

IV.           Binding Effect.  Except as in this Lease otherwise specifically provided, all of the terms, provisions and conditions hereof shall be binding upon and shall inure to the benefit of Landlord, its heirs, personal representatives, successors and assigns and Tenant, its heirs, personal representatives, successors and permitted assigns.

V.            Integration.  This Lease contains the entire and only agreement between the parties, and no other prior agreement or oral statement or representation shall have any force or effect.  This Lease shall not be modified in any way except by a writing signed by both parties.

VI.           No Recording.  Landlord and Tenant agree that neither this Lease nor any memorandum hereof will be recorded.

VII.          Attorneys’ Fees.  Notwithstanding anything contained in this Lease to the contrary, if either party herein brings an action or proceeding to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action or proceeding, on trial or appeal, shall be entitled to recover its reasonable attorneys’ fees, expert witness fees and costs.

VIII.        Satellite Installation.  Landlord and Tenant agree that Tenant shall have the right, at Tenant’s sole cost and expense, to continue to maintain any so-called “satellite dishes” (or other similar devices) existing upon the Building as of the Lease Commencement Date and, notwithstanding anything to the contrary in this Lease, Tenant shall, at Tenant’s sole cost and expense, be responsible for all of the repairs and maintenance related thereto or resulting therefrom.

IX.           Security.  Tenant shall have the right to continue to maintain, within the Demised Premises, any security system existing as of the Lease Commencement Date and, notwithstanding anything to the contrary in this Lease, Tenant shall, at Tenant’s sole cost and expense, be responsible for all of the repairs and maintenance related thereto or resulting therefrom.

X.            Intentionally Deleted.

XI.           Time of Essence.  Time is of the essence of this Lease and each of its provisions.

XII.         Landlord Exculpation.  It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the other Landlord Parties hereunder and any recourse by Tenant against Landlord and/or the other Landlord Parties shall be limited solely and exclusively to the equity interest Landlord has in the Property.  Neither Landlord nor any of the other Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 22.12 shall inure to the benefit of the present and future partners, beneficiaries, members, officers, directors, trustees, shareholders, agents and employees of Landlord and the other Landlord Parties and their respective partners,

29

heirs, successors and assigns.  Notwithstanding any provision to the contrary in this Lease, neither Landlord nor the other Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

XIII.        Landlord Renovations.  Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Property, including, without limitation, the Building, Parking Areas, Common Areas, systems and equipment, roof, and structural portions of the same; provided, however, that such Renovations shall not materially interfere with Tenant’s ability to access or use and enjoyment of the Demised Premises and Landlord shall use commercially reasonable efforts to minimize any material and adverse interference with Tenant’s use and occupancy of the Demised Premises.  Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as otherwise expressly provided in this Lease, provided such Renovations do not unreasonably impair Tenant’s use and enjoyment of or access to the Demised Premises).  Except as otherwise provided herein, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Demised Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.

XIV.        Anti-Terrorism Laws.  Tenant represents and warrants to Landlord, and covenants with Landlord, that neither Tenant nor any of the entities or individuals constituting Tenant, or which may own or control Tenant, or which may be owned or controlled by Tenant, currently are, or shall be at any time during the Lease Term (including, if applicable, any extension thereof), among the individuals or entities identified on any list compiled pursuant to any laws relating to terrorism or money laundering for purposes of identifying suspected terrorists or regulations promulgated pursuant thereto (collectively, the Anti-Terrorism Laws”), including, without limitation, Executive Order No. 13224 on Terrorist Financing.  At any time and from time to time during the Lease Term (including, if applicable, any extension thereof), Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section XIV.

XV.         Anti-Terrorism Laws.  Landlord represents and warrants to Tenant, and covenants with Tenant, that neither Landlord nor any of the entities or individuals constituting Landlord, or which may own or control Landlord, or which may be owned or controlled by Landlord, currently are, or shall be at any time during the Lease Term (including, if applicable, any extension thereof), among the individuals or entities identified on any list compiled pursuant to any Anti-Terrorism Laws.  At any time and from time to time during the Lease Term (including, if applicable, any extension thereof), Landlord shall deliver to Tenant, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Tenant evidencing and confirming Landlord’s compliance with this Section XV.

30

[signatures follow on next page]

31

IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.

LANDLORD:

DTS, INC.,
a Delaware corporation

By:
Name:
Title:

TENANT:

COUNTRYWIDE HOME LOANS, INC.,
a New York corporation

By:
Name:
Title:

32

EXHIBIT A

DEFINITIONS

(a)                                  “Affiliate” shall mean:  (i) an entity which acquires all or substantially all of the assets of Tenant; (ii) a corporation, partnership, limited liability company or other entity that controls, is controlled by or is under common control with Tenant; and/or (iii) an entity created by a merger with Tenant.  As used in this section (a), “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by the ownership of voting securities, by contract or otherwise.

(b)                                 “Alterations” shall mean improvements, alterations, additions or changes to the Demised Premises.

(c)                                  “Banking Use” shall have the meaning specified in Section IV.B.

(d)                                 “Building” shall have the meaning specified in Recital A.

(e)                                  “Business Day” shall mean any day other than a Saturday, Sunday or day on which national banks are required or authorized to be closed for business.

(f)                                    “Common Areas” shall have the meaning specified in Section I.

(g)                                 “Contraction Exercise Date” shall have the meaning specified in Section I.

(h)                                 “Contraction Rights” shall have the meaning specified in Section I.

(i)                                     “Default Rate” shall the lower of (i) the then-current prime interest rate as such rate is announced by The Wall Street Journal plus two (2) percentage points, or (ii) the highest rate permitted by applicable law.

(j)                                     “Demised Premises” shall have the meaning specified in Recital C.

(k)                                  “Environmental Laws” shall have the meaning specified in Section II

(l)                                     “Event of Default” shall have the meaning specified in Section I.

(m)                               “Impositions” shall mean all taxes, assessments, use and occupancy taxes, water and sewer charges, rates and rents, charges for public or private utilities, excises, levies, license and permit fees and other charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which shall or may during the Lease Term be assessed, levied, charged, confirmed or imposed upon or become payable out of or become a lien on the Demised Premises or any part thereof, the appurtenances thereto or the sidewalks or streets adjacent thereto or the rent and income received by or for the account of Tenant or for any use or occupation of the Demised Premises, and such franchises, licenses and permits as may be appurtenant to the use of the Demised Premises; but shall not include any municipal, state or federal income, estate, succession, inheritance or transfer taxes of Landlord, or any franchise taxes imposed upon any corporate owner of the Real Property, or any income, profits or revenues tax, assessment or charge imposed upon the rent received as such (except so-called sales or use or commercial activity taxes) by Landlord under this Lease.

(n)                                 “Improvements” shall mean the Building, together with the other buildings, structures, parking areas (surface), and other improvements including, without limitation, all building machinery, equipment and fixtures erected or located on the Real Property at the Lease Commencement Date and any buildings, structures and other improvements which may be erected or located on the Real Property during the Lease Term; provided, however, the term “Improvements” shall not include any of Tenant’s signs, trade fixtures and other similar equipment belonging to Tenant which are not permanently affixed to the Real Property or the buildings, structures or other improvements so as to become fixtures under State law.  Notwithstanding the foregoing or anything to the contrary in this Lease, in no event shall any provision in this Lease be deemed to modify Landlord’s right, title and interest in the “Personal Property,” as such term is defined in the Purchase Agreement, to be conveyed to Landlord pursuant to the terms of the Purchase Agreement.

(o)                                 “Landlord’s Maintenance” shall have the meaning specified in Section I.

(p)                                 “Lease Term” shall have the meaning specified in Section II.

(q)                                 “Mortgage” shall be deemed to include deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals and substitutes thereof.

(r)                                    “Operating Expenses” shall mean all expenses, costs and amounts which Landlord shall pay in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, which shall include, without limitation, Impositions.

(s)                                  “Parking Area” shall mean the parking areas adjacent to the Building which are available for parking by employees, customers, invitees, vendors, etc. of the occupants of the Building.

(t)                                    “Property” shall mean, collectively, the Real Property, the Building, the Parking Area and the Common Areas.

(u)                                 “Proportionate Share” shall mean:  (i) with respect to only the second floor of the Building, thirty-three and eighty-seven hundredths percent (33.87%); (ii) with respect to only the third floor of the Building, thirty-five and thirty-one hundredths percent (35.31%); and (iii) with respect to, collectively, the second and third floors of the Building, sixty-nine and eighteen hundredths percent (69.18%).

(v)                                 “Purchase Agreement” shall have the meaning specified in Recital A.

(w)                               “Rental” shall have the meaning specified in Section V.

(x)                                   “Seller” shall have the meaning specified in Recital A.

(y)                                 “State” shall mean the state of the United States in which the Property is located.

(z)                                   “Taking” shall mean an acquisition or condemnation by eminent domain for any public or quasi-public use or purpose and an acquisition or condemnation by agreement in anticipation of the exercise of the right of eminent domain.

(aa)                            “Temporary Taking” shall mean any Taking of all or any portion of the Demised Premises as a result of the power of eminent domain for temporary use.

(bb)                          “Termination Notice” shall have the meaning specified in Section I.

(cc)                            “Termination Space” shall have the meaning specified in Section I.

(dd)                          “Unavoidable Delays” shall mean delays due to strikes, lock-outs, acts of God, inability to obtain labor or materials, government restrictions, enemy action, civil commotion, fire, unavoidable casualty or other similar causes beyond the control of Landlord or Tenant, as the case may be.

EXHIBIT B

SITE PLAN

B-1

EXHIBIT C

DEPICTION OF PROPERTY

C-1

EXHIBIT D

ESTOPPEL LETTER

                     , 200

Re:                               Lease at

Ladies and Gentlemen:

The undersigned (“Tenant”) hereby acknowledges the following information with respect to the premises leased by Tenant at                                                    under the lease (the “Lease”) described below:

1.                                       Name and mailing address of Tenant:

Countrywide Home Loans, Inc.

Attn:  Corporate Administration and Real Estate (Lease Administration)

31303 Agoura Rd., Mail stop WLAR-01

Westlake Village, CA 91361

2.                                       The Lease, as identified below, is in full force and effect and, except as set forth below, the Lease has not been amended, altered, supplemented, or otherwise modified:

Date of Lease:

Amendments:

Landlord:

3.                                       The premises demised under the Lease is approximately                      square feet.

4.                                       Landlord currently holds $                 as security deposit under the Lease.  Other than the foregoing security deposit, Tenant has no other claims for security deposits.

5.                                       Rentals have commenced to accrue under the Lease and Tenant is currently paying a monthly rent of $                      .  Tenant is currently paying monthly operating expense charges of $                          .

6.                                       Rentals accruing under the Lease have been paid through <Insert Date>.  Subject to any audit currently underway or any future audits, to the best of Tenant’s knowledge, there are no offsets or credits against rentals payable by Tenant under the Lease nor are there any defenses or counterclaims against rental payable by Tenant under the Lease.  No rental payable under the Lease is in arrears or has been prepaid more than thirty (30) days in advance.

D-1

7.                                       The expiration of the term of the Lease is                                         .

8.                                       There are no renewals or extension options with respect to the Lease.

10.                                 There are no expansion or first refusal rights with respect to additional space.

11.                                 Tenant has accepted possession of the premises demised under the Lease, and Landlord has no obligation to provide or furnish any improvements under the Lease.  Subject to any audit currently underway or any future audits, to the best of Tenant’s knowledge, Landlord is not in default in the performance of any of Landlord’s obligations under the Lease.

12.                                 There are no purchase options under the Lease or other agreements giving Tenant any rights or options to purchase the real property and/or improvements, or a part thereof, on which the space covered by the Lease is located.

It is understood that this letter is being given in contemplation of a sale and/or financing of the property located at                                                             , and it is intended that this letter may be relied upon by any purchaser of such property or any lender providing financing in connection therewith.  Notwithstanding the foregoing, nothing contained herein shall be deemed to constitute a waiver of any of Tenant’s rights under the Lease, including without limitation any right to audit, or a modification or amendment of the Lease.  If there are any conflicts between the terms of this Estoppel Certificate and the Lease, the terms of the Lease will prevail.

TENANT NAME:

Countrywide Home Loans, Inc.,
a New York corporation

By:
Name:
Title:
Date: , 200

D-2

EXHIBIT E

EQUIPMENT ROOM

E-1

EXHIBIT G

AVAILABLE PERSONAL PROPERTY

Las Virgenes Inventory :

1st Floor

5x8 cubes = 75

8x8 cubes = 19

Offices = 20

Desks = 21

2-drawer wood file cabinet = 15

Book cases = 13

Guest chairs = 48

Conference rooms = 3

Conference room Tables = (4) Tables 42 IN (1) Table 4x10 FT (1) Table 4x8 FT (1) Table 3x6

FT AND (2) Credenzas

Lunch room= 17 Tables 68 Chairs

Conference room chairs = 24

2nd floor

8x8 cubes = (54 48 IN panels) ( 23 High wall glass panels 66 IN )

5x8 cubes = 1

Offices = 48

Desks =48

2-drawer wood file cabinet = 54

Book cases = 76

Guest chairs = 128

Conference rooms = 4

Conference room Tables = 15 Tables 42 IN (2) Tables 4x8 FT (1) Table 4x12 FT (2) Tables 3x6 FT (2) Credenzas

Conference room chairs = 55

3rd floor

8x8 cubes = 41

5x8 cubes = 90

Offices = 30

Desks = 30

2-drawer wood file cabinet = 31

Book cases = 31

Guest chairs = 74

Conference rooms = 2

Conference room Tables = 2 tables 4x 10  (7) Tables 42 IN

1

Conference room chairs = 22

Weight Room :

Cardiovascular equipment

Treadmills  (3)

Elliptical   (3)

Stair Climber (3)

Upright Bike  (1)

Recumbent cycle  (1)

Weight Machine

Bicep/Tricep Machine

Leg Ext. / Leg Curl Machine

Pec. Fly  Machine

Lat. Pull / Mid. Row Machine

Leg Press / Calf raise Machine

Shoulder Press / Shrug Machine

Inner / Outer Thigh Machine

Smith Machine with Benches

Abdominal Machine

Vertical Knee Raise ( Capt. Chair )

Adjustable Inclined Bench

Adjustable Inclined / declined Bench w/ foot hold

Dumbbells 5 lbs. to 100 lbs.

Exercise Balls

Slant Boards Ankle Stretch

Scales

Mats (3)

Lobby :

Four single couches

One center table

IDF Room(s):

Six (6) rooms, each room has Racks, Ladders and Patch panels

Server Room:

Seven (7) Compaq Racks

Two (2) Leibert Cooling Units

2

UPS Back-up Power System

MDF Room                                  :

Racks with Patch panels

FM-200 Fire suppression system

PBX Room                                      :

Two (2) Telco Racks (these items are owned by AT&T/Pac Bell)

Two (2) modular desktops

Existing ladder racks

General:

Access Control System not include any PC’s, programs and/or equipment in connection with the remote management of this system)

3

EXHIBIT H

FORM OF OWNER’S DECLARATION

OWNER’S DECLARATION

The undersigned hereby declares to the best of his/her/its knowledge as follows:

*1.           *[Fill in the applicable paragraph and strike the others.]

*A.         That Declarant is the owner or lessee, as the case may be, of certain premises (“Owner”) located at                                                                                              , in                      County, State of                                                , further described as follows:  See Preliminary Report/Commitment No.                                 for  full legal description (“the Land”).

*B.          That Declarant is the                                                         of                                        , a                      corporation, which is the owner or lessee, as the case may be, of certain premises (“Owner”) located at                                                                          in County, State of                               , further described as follows:  See Preliminary Report/Commitment No.                        for full legal description (“the Land”).

*C.          That Declarant is the                                               of                                         , a                      partnership, which is the owner or lessee, as the case may be, of certain premises (“Owner”) located at                                                            , in                                         County, State of                                , further described as follows:  See Preliminary Report/Commitment No.                               for full legal description.

*D.          The Declarant is the                                                        of                                                , which is the managing member of                                                                      , a                     limited liability company, which is the owner or lessee, as the case may be, of certain premises (“Owner”) located at         in                     County, State of                        , further described as follows:  See Preliminary Report/Commitment No.                 for full legal description (“the Land”).

**2.        **[Fill in the applicable paragraph and strike the other.]

**A.       That during the period of four months immediately preceding the date of this declaration no work has been done, no surveys or architectural or engineering plans have been prepared, and no materials have been furnished in connection with the erection, equipment, repair, protection or removal of any building or other structure

1

on the Land or in connection with the improvement of the Land in any manner whatsoever.

B.            That during the period of six months immediately preceding the date of this declaration certain work has been done and materials furnished in connection with

[STATE GENERAL NATURE OF THE WORK]

upon the Land in the approximate total sum of $                               , but that no work whatever remains to be done and that no materials remain to be furnished to complete the construction in full compliance with the plans and specifications, nor are there any unpaid bills incurred for labor and materials used in making such improvements or repairs upon the Land, or for the services of architects, surveyors or engineers, except as follows:                    .

3.             That Owner has not previously conveyed the Land; is not a debtor in bankruptcy (and if a partnership, the general partner thereof is not a debtor in bankruptcy); and has not received notice of any pending court action affecting the title to the Land.

4.             That except as shown in the above-referenced Preliminary Report/Commitment, there are no known unpaid or unsatisfied security deeds, mortgages, deeds of trust, Uniform Commercial Code financing statements, claims of lien, special assessments for sewage or street improvements, or taxes that constitute a lien against the Land or that affect the Land but have not been recorded in the public records.

5.             That the Land is currently in use as                                                               ; that                                                   occupy/occupies the Land; and that the following are all of the leases or other occupancy rights affecting the land:

[Please provide a current rent roll to Chicago Title Insurance Company.]

6.             That there are no other persons or entities known to the Owner that assert an ownership interest in the Land, nor are there known unrecorded easements, claims of easement, or boundary disputes that affect the Land.

7.             That there are no outstanding options to purchase or rights of first refusal affecting the

2

Land.

8.             Intentionally deleted.

9.             That this declaration is made with the intention that Chicago Title Insurance Company (“the Company”) and its policy issuing agents will rely upon it in issuing their title insurance policies and endorsements.

I declare under penalty of perjury that the foregoing is true and correct.

Dated this            day of                    , 200     .

By:

Printed Name:

Its:

Subscribed and Sworn to
before me this day of
, 200 .

Notary Public
My commission expires:

*              Fill in the applicable paragraph and strike the others.

**           Fill in the applicable paragraph and strike the other.

3

FIRST AMENDMENT TO AGREEMENT OF PURCHASE

AND SALE AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is entered into as of the 13th day of October, 2008, by and between COUNTRYWIDE HOMES LOANS, INC., a New York corporation (“Seller”), and DTS, INC., a Delaware corporation (“Buyer”), with reference to the following facts:

1.             RECITALS

A.            Seller and Buyer entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of August 28, 2008 (the “Original Agreement”), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain property commonly known by the street address of 5220 Las Virgenes Road, Calabasas, California, upon the terms and conditions set forth in the Original Agreement.

B.            On October 7, 2008, Buyer delivered to Seller a letter which, among other things, set forth Buyer’s disapproval and objection to certain conditions of the Property (i.e., boiler, HVAC and roof) and other matters relating to the Property (i.e., suspension of Calabasas Commerce Center II Association (the “Association”)), which letter is hereinafter referred to as the “Due Diligence Letter.”

C.            Seller and Buyer now desire to modify and amend the Original Agreement as hereinafter provided.

NOW, THEREFORE, with reference to the foregoing recitals of fact, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.             Definitions.  Unless expressly superseded by the terms of this Amendment, all capitalized terms used herein shall have the same meaning as is given such terms in the Original Agreement.  For purposes of this Amendment, the “Agreement” shall mean and refer to the Original Agreement, as amended by this Amendment.

2.             Purchase Price.  Notwithstanding anything to the contrary contained in the Original Agreement, the “Purchase Price” shall be Fifteen Million Six Hundred Forty Thousand Dollars ($15,640,000.00).

3.             Waiver of Buyer’s Contingencies.  Pursuant to the terms of the Agreement, and subject to the provisions of this Paragraph 3, Buyer hereby waives its right to terminate the Agreement based on Buyer’s objection to or disapproval of the matters set forth in Sections 8.1.2 and 9.1 of the Original Agreement; provided, however, nothing contained in this Paragraph 3 shall constitute a waiver of (i) any closing conditions that continue beyond the Due Diligence Period pursuant to the terms of the Agreement, (ii) any of Seller’s obligations set forth in the Agreement, including, without limitation, Seller’s obligations set forth below in Paragraph 4.

4.             Additional Covenants to be Performed by Seller Prior to Closing.  Without limitation of any other obligations of Seller set forth in the Agreement, Seller shall perform the following covenants prior to the Closing Date, Seller’s performance of which shall be deemed conditions precedent to Buyer’s

1

obligations under the Agreement (and shall therefore constitute additional contingencies to Buyer’s obligations pursuant to Section 8.1 of the Original Agreement):

(a)           Revive Association.  Seller shall cause the Association to be placed back into good standing and revived with both the California Secretary of State and the California Franchise Tax Board.

(b)           Association Directors.  Seller shall cause (a) Patrick Benton and Jay Laifman to resign from the Association’s Board of Directors (the “Board”) prior to the Closing Date, (b) John O’Brien to fill the two vacancies on the Board with two persons designated by Buyer effective as of the Closing, and (c) John O’Brien to resign from the Board effective as of the date immediately following the Closing.

5.             No Other Amendments.  The Original Agreement has not been amended other than by this Amendment and, as amended by this Amendment, the Original Agreement is and remains in full force and effect and is hereby ratified by Seller and Buyer.  In the event of any conflict between this Amendment and the Original Agreement, the terms of this Amendment shall prevail.

6.             Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed and original and all of which counterparts taken together shall constitute but one and the same agreement.  Either party may deliver its signature hereto by telecopy or electronic mail.  Escrow Holder and any party that receives an executed signature page hereto from another party by telecopy or via electronic mail may rely upon said signature page as if it was a signed original.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

SELLER:		BUYER:

COUNTRYWIDE HOME LOANS, INC.,		DTS, INC.,
a New York corporation		a Delaware corporation

By:	/s/ John O’Brien	By:	/s/ Jon E. Kirchner

Name:	John O’Brien	Name:	Jon E. Kirchner

Its:	EVP Facility Operations	Its:	President & CEO

2